LEASE

BY AND BETWEEN

150-180 BAYTECH DRIVE CA OWNER LLC,
a Delaware limited liability company
as Landlord

and

PROCEPT BIOROBOTICS CORPORATION,
a Delaware corporation
as Tenant

For Premises located at

150-160 Baytech Drive,
San Jose, California

LEASE
This Lease is dated as of the date specified in Section A of the Summary of Basic Lease Terms ("Summary") and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.
SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)	TERMS
A. Effective Date:	December 31, 2021.
B. Landlord:	150-180 Baytech Drive CA Owner LLC, a Delaware limited liability company
C. Tenant:	PROCEPT BioRobotics Corporation a Delaware corporation
D. Premises: (§ 1.1)
That area consisting of approximately 158,221 rentable square feet of space consisting of the entire rentable area of the Building (as defined in Section E, below), as further set forth on Exhibit A attached hereto.

E. Building: (§ 1.2)	That certain two (2) story building located at 150-160 Baytech Drive, San Jose, California.
F. Project: (§ 1.2)	That certain project commonly known as "Baytech Business Park", located in San Jose, California, as further set forth in Section 1.2 of this Lease.
G. Tenant's Share: (§ 3.2.2.5)	100% of the Building based on the ratio that the rentable square footage of the Premises bears to the total rentable square footage in the Building.
H. Tenant's Allocated Parking: (Art. 19)	Three and 3/10 unreserved parking pass for every 1,000 rentable square feet of the Premises (i.e., a total of 522 parking passes based on 158,221 rentable square feet of space in the Premises) and the use of 18 electric vehicle charging stations dedicated to the Building.
I. Lease Term: (§ 2.1)	One hundred twenty-two (122) months (plus any partial month at the beginning of the Lease Term).
J. Lease Commencement Date: (§ 2.1)	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the date that occurs one hundred eighty (180) days following the Delivery Date (as that term is defined in Section 2.2 of the Lease), which Delivery Date is anticipated to occur on or before July 1, 2022.

K. Lease Expiration Date: (§ 2.1)	The last day of the one hundred twenty-second (122nd) full calendar month following the Lease Commencement Date occurs.
L. Option Term(s): (Exhibit F)	Two (2) five (5)-year options to extend the Lease Term, as more particularly set forth in Exhibit F to this Lease.
M. Base Monthly Rent: (§ 3.1)
Period During Lease Term	Annual Base Rent	Base Monthly Rent	Monthly Base Rental Rate per Rentable Square Foot
Lease Year 1*	$4,271,967.00	$355,997.25	$2.25
Lease Year 2	$4,400,126.04	$366,677.17	$2.32
Lease Year 3	$4,532,129.88	$377,677.49	$2.39
Lease Year 4	$4,668,093.72	$389,007.81	$2.46
Lease Year 5	$4,808,136.48	$400,678.04	$2.53
Lease Year 6	$4,952,380.56	$412,698.38	$2.61
Lease Year 7	$5,100,951.96	$425,079.33	$2.69
Lease Year 8	$5,253,980.52	$437,831.71	$2.77
Lease Year 9	$5,411,599.92	$450,966.66	$2.85
Lease Year 10	$5,573,947.92	$464,495.66	$2.94
Lease Year 11 (Partial)	N/A	$478,430.53	$3.02
* Tenant’s obligation to pay Base Monthly Rent during the initial two (2) full calendar months of the Lease Term shall be subject to the terms and conditions of Section 3.1.2 of this Lease.
N. Prepaid Rent: (§ 3.3)	$355,997.25.
O. Letter of Credit: (§ 22.1)	$3,037,500.00, subject to the terms of Article 22 of the Lease.
P. Permitted Use: (§ 4.1)
The Premises shall be used only for general office, research and development, engineering, laboratory, manufacturing, storage and/or warehouse uses, including, but not limited to, administrative offices, acute animal and cadaver studies and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with Class A life sciences projects in San Jose, California ("Class A Life Sciences Projects"), and (ii) in compliance with, and subject to, applicable Laws and the terms of this Lease.

Q. Landlord's Address:	For Notices: 150-180 Baytech Drive CA Owner LLC c/o DivcoWest Real Estate Services, Inc. 301 Howard Street, Suite 2100 San Francisco, CA 94105 Attn: Asset Manager

With a copy to:
150-180 Baytech Drive CA Owner LLC
c/o DivcoWest Real Estate Services, Inc.
301 Howard Street, Suite 2100
San Francisco, CA 94105
Attn: Megan Sherman, Esq.
And:
Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, CA 90067
Attn: Tony N. Natsis, Esq.

For Payment of Rent (Electronic Wiring Instructions):
[LANDLORD TO PROVIDE]
Account Name:
Account Number:
Bank Name:
Bank Address:
Country:
ABA Routing:
Contact:
Re: [Insert Tenant's Name] Monthly Rent Payment

R. Tenant's Address:
PROCEPT BioRobotics Corporation
900 Island Drive
Redwood City, CA 94065
Attention:
(Prior to Lease Commencement Date)
and
PROCEPT BioRobotics Corporation
150-160 Baytech Drive
San Jose, California 95134
Attention:
(After Lease Commencement Date)
With a copy to:
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, CA 94111-4004
Attention: Rachel Antoinette Boyce

S. Brokers: (§ 21.25)	Jones Lang LaSalle Brokerage, Inc. (representing Landlord) CBRE (representing Tenant)

T. Intentionally Omitted.
U. Tenant Improvement Allowance: (§ 2.1 of Exhibit B)	$50.00 per rentable square foot of the Premises (i.e., an amount not to exceed $7,911,050.00, based on 158,221 rentable square feet in the Premises).
The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.
ARTICLE 1
PREMISES, BUILDING, PROJECT AND COMMON AREAS
1.1Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises set forth in Section D of the Summary for the Lease Term and upon the terms and conditions set forth in this Lease. Landlord reserves the right to use the exterior walls, floor, and roof in, beneath and above the Premises for the installation, repair, maintenance, use, and replacement of structural systems, utility lines and systems, ducts, wires, conduits and pipes leading through the Premises as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not unreasonably interfere with the operation of Tenant's business operations from the Premises. Subject to applicable Laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year, subject to any security requirements and regulations that may be in effect at the time. Landlord shall have no responsibility for any furniture, trade fixtures, and equipment remaining in the Premises from the prior tenant as listed on Exhibit G attached hereto (the "Prior Tenant's FF&E") thereof upon Landlord’s tender of possession of the Premises to Tenant (including with respect to the removal thereof from the Premises), and Tenant acknowledges that Landlord has no ownership interest in any such Prior Tenant's FF&E.
1.2Building and Project. The Premises are a part of the building set forth in Section E of the Summary (the "Building"). The Building is part of the office project set forth in Section F of the Summary. The term "Project", as used in this Lease, shall mean (i) the Building and the Common Areas (as defined in Section 1.3 below), (ii) the land (as improved with any landscaping, parking improvements and other improvements) upon which the Building and the Common Areas are located, (iii) those certain other buildings located in the vicinity of the Building and located at 170 Baytech Drive and 180 Baytech Drive, San Jose, California, respectively, and the land upon which such buildings are located; and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.
1.3Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants and occupants at the Project, and subject to any rules and regulations promulgated by Landlord from time to time pursuant to Section 4.4 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants or occupants at the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be in the reasonable discretion of Landlord and the use thereof shall be subject to any rules and regulations, as amended, promulgated by Landlord from time to time in Landlord's reasonable discretion (but shall at least be consistent with the manner in which the common areas of the "Comparable Buildings" (as such term is defined in Exhibit F attached hereto) are maintained and operated). Landlord reserves the right to temporarily close, make alterations or additions to, or change the location of elements of the Project and the Common Areas, and to change the name or address of the Building or Project. In exercising its rights with regard to the Common Area set forth above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant shall not store or permit the storage of any materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature outside of the Premises or in the Common Areas without the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion.
1.4Rentable Square Feet of Premises. For purposes of this Lease, the "rentable square feet" of the Premises shall be calculated pursuant to Landlord's then-current method for measuring rentable square footage, provided however, that any such calculation or remeasurement shall not affect Tenant’s Share or the amount of Base

Monthly Rent payable hereunder. Landlord and Tenant hereby stipulate and agree that the "rentable square feet" of the Premises is as set forth in Section D of the Summary.
ARTICLE 2
LEASE TERM; DELIVERY OF PREMISES
2.1Lease Term. The terms and conditions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall commence on the "Lease Commencement Date", as that term is set forth in Section J of the Summary, and shall terminate on the "Lease Expiration Date", as that term is set forth in Section K of the Summary, unless this Lease is sooner terminated as provided in this Lease. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12)-month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs (or, if the Lease Commencement Date is the first day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the day immediately preceding the first anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant on any specific date for any reason whatsoever, then this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, except as provided in Section 2.5, below.
2.2Delivery of Premises. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant shall accept possession of the Premises in its then existing "AS-IS" condition, subject to the terms of Section 2.3, below. Landlord shall deliver the Premises to Tenant promptly following the later to occur of (i) the full execution and delivery of this Lease by Landlord and Tenant, (ii) termination of the lease with, and the vacancy of the Premises by, the Existing Tenant, as that term is defined in Section 2.4, below, and (iii) the date Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with this Lease (as applicable, the “Delivery Date”), for the purpose of Tenant constructing the Tenant Improvements and installing equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Except as provided hereinbelow, all of the terms and conditions of the Lease shall apply as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1, above) upon the Delivery Date; provided, however, notwithstanding the foregoing, Tenant shall have no obligation to pay Base Monthly Rent attributable to the Premises, or Tenant's Share of Project Expenses attributable to the Premises, during any such period prior to the Lease Commencement Date. At any time following the Delivery Date, Landlord may deliver to Tenant a notice in the form attached to this Lease as Exhibit C as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof; provided, however, Tenant's failure to timely execute and return such notice to Landlord shall be deemed Tenant's acknowledgement of the truth of the information set forth in such notice.
2.3Landlord’s Warranty. Notwithstanding anything set forth in this Lease to the contrary, upon the Delivery Date, the "Building Systems," as that term is defined in Section 5.1, below, serving the Premises shall be in good, safe working condition and repair. If the foregoing delivery obligation is not met, Landlord shall not be liable to Tenant for any damages, but if Tenant, within ninety (90) days following the Delivery Date, delivers written notice to Landlord setting forth in reasonable detail a description of such inadequate condition, then Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the Building Systems which were not in good working condition and repair as of the Delivery Date ("Landlord’s Warranty"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction and/or negligence (collectively, "Tenant Damage") of Tenant, its subtenants and/or assignees, if any. To the extent repairs which Landlord is required to make pursuant to this Section 2.3 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for the reasonable cost of such repair.
2.4Effectiveness of this Lease. Notwithstanding anything to the contrary contained in this Lease, this Lease shall not be effective until Landlord enters into a lease termination agreement with the existing Tenant of the Premises, Boston Scientific Corporation, a Delaware corporation (the "Existing Tenant"), in a form acceptable to Landlord in its sole and absolute discretion. Landlord hereby covenants that Landlord has entered into a lease termination agreement with the Existing Tenant that terminates the Existing Tenant’s lease on or before July 1, 2022 and Landlord has no actual knowledge of the Existing Tenant's intention to holdover beyond such early termination date (as applicable, the "the Existing Lease Expiration Date"; (ii) Landlord will not voluntarily agree to extend the term of the Existing Lease beyond the Existing Lease Expiration Date; and (iii) Landlord shall immediately provide Tenant written notice if Existing Tenant holds over.
2.5Delayed Delivery of the Premises. Notwithstanding anything contained in this Article 2 to the contrary, if the Delivery Date does not occur on or before July 1, 2022 (the "Deadline Date"), then as Tenant's sole and exclusive remedy for such failure, Tenant shall have the right, by notice to Landlord within five (5) business days following the Deadline Date, to terminate this Lease. Upon any termination as set forth in this Section 2.5, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent and letter of credit. Notwithstanding the foregoing, if, prior to the Deadline Date, Landlord determines that the Delivery Date will not occur by the Deadline Date, then Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Delivery Date will occur, and Tenant shall, within five (5) business days after receipt of such notice, deliver a notice to Landlord pursuant to which Tenant shall elect either (i) to terminate this Lease, in which case this Lease shall terminate and be of no further force or effect upon Landlord's receipt of such notice, or (ii) to agree to extend the Deadline Date to that date set forth in Landlord's notice to Tenant. Failure by Tenant to deliver such notice or to make such election shall be deemed to be Tenant's agreement to extend the Deadline Date to that date set forth in Landlord's notice to Tenant.
ARTICLE 3
RENT
3.1Base Monthly Rent.
3.1.1.In General. Commencing on the Lease Commencement Date, and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section M of the Summary (the "Base Monthly Rent"), in accordance with the terms of Section 3.3, below.
3.1.2.Abated Base Monthly Rent. Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period expressly set forth in this Lease, then during the initial two (2) full calendar months of the Lease Term (the "Full Base Rent Abatement Period"), Tenant shall not be obligated to pay Base Monthly Rent otherwise attributable to the Premises during such Full Base Rent Abatement Period (the "Full Base Rent Abatement"). Notwithstanding the foregoing or anything to the contrary set forth in this Lease, Tenant shall be required to pay Tenant's Share of Operating Expenses attributable to the Premises and all other Additional Rent (as defined in Section 3.2, below) due pursuant to the terms of this Lease during the Full Base Rent Abatement Period. Landlord and Tenant acknowledge and agree that the aggregate amount of the Full Base Rent Abatement equals Seven Hundred Eleven Thousand Nine Hundred Ninety-Four and 50/100 Dollars ($711,994.50). Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period expressly set forth in this Lease, then during the period commencing on the first day of the third (3rd) full calendar month of the Lease Term and ending on December 31, 2026 (the "Partial Base Rent Abatement Period", and together with the Full Base Rent Abatement Period, the "Rent Abatement Period"), Tenant shall not be obligated to pay the portion of Base Monthly Rent otherwise attributable to the Premises during such Partial Base Rent Abatement Period listed on the following table (the "Partial Base Rent Abatement", and together with the Full Base Rent Abatement, the "Rent Abatement"):

Period of Lease Term	Monthly Partial Base Rent Abatement
Lease Month 3 – Lease Month 12	$18,497.25
Lease Month 13 – Lease Month 24	$19,052.17
Lease Month 25 – Lease Month 36	$19,623.74
Lease Month 37 – December 31, 2026	$20,212.45
Notwithstanding the foregoing or anything to the contrary set forth in this Lease, Tenant shall be required to pay Tenant's Share of Operating Expenses attributable to the Premises and all other Additional Rent due pursuant to the terms of this Lease during the Partial Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and perform the terms and conditions otherwise required under this Lease. If at any time during the

Lease Term Tenant is in default under this Lease, and Tenant shall fail to cure such default within any applicable notice and cure period, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Monthly Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Monthly Rent for the Premises in full. Notwithstanding the foregoing or anything to the contrary set forth in this Lease, at any time during the Rent Abatement Period, Landlord shall have the right (but not the obligation), in its sole and absolute discretion, to pay Tenant the total amount of the then unamortized portion of the Rent Abatement amount, in which event (i) Tenant's obligation to pay Base Monthly Rent shall automatically be reinstated for the remainder of the Rent Abatement Period covered by Landlord's lump sum payment, at the then-applicable amounts and otherwise in accordance with the terms of this Lease, and (ii) Tenant shall not be entitled to any additional rent abatement under this Lease.
3.2Additional Rent.
3.2.1.General Terms. In addition to paying the Base Monthly Rent specified in Section 3.1, above, Tenant shall pay Tenant's Share of Operating Expenses and Real Property Taxes (as those terms are defined in Section 3.2.2.2 and Section 3.2.2.4, respectively, below). Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Monthly Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Section 3.2 as Additional Rent shall be payable for the same periods and in the same manner as the Base Monthly Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Section 3.2 shall survive the expiration of the Lease Term.
3.2.2.Definitions.
3.2.2.1"Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
3.2.2.2"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility, mechanical, sanitary, storm drainage and communication systems, and any elevator systems, and the cost of supplies, tools, equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting any governmental enactments in good faith which may affect Operating Expenses, and the costs incurred in connection with any transportation system management program or similar program; (iii) the cost of all commercially reasonable insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance, and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, directional signage, decorative lighting, and relamping, and the cost of all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof) (provided Tenant’s Share of such management fees shall not exceed three percent (3.0%) of Base Monthly Rent without regard to the Rent Abatement), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project, including, without limitation, the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workers’ compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, network communication and programing personnel and other employees, contractors and subcontractors of Landlord and its property manager involved in the management, operation, maintenance and repair of the Project, and the cost for the purchase, installation, repair, service and maintenance of network computer programing and equipment to the extent used for the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the fair rental value of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services in the Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at an annual interest rate not to exceed the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable Law) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation, or (E) which are repairs, replacements or modifications to the Building Systems (as defined in Section 5.1, below); provided, however, that any capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as determined in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Real Estate Taxes, as that term is defined in Section 3.2.2.4, below; (xv) Intentionally Omitted; (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project; (xvii) all reasonable and actual costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; and (xviii) the cost to repair damage caused by fire or other peril not covered by the insurance specified in Section 9.2, below, up to a maximum amount in any Expense Year equal to two percent (2%) of the replacement cost of the damaged improvements. Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:
(a)    any items included in Real Property Taxes;
(b)    except as permitted pursuant to items (xii) and (xiii), above, principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;
(c)    capital improvements to the Building or the Project, other than those permitted pursuant to items (xii) and (xiii), above
(d)    legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);
(e)    legal fees, space planner's fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other expense incurred (i) in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals), (ii) in connection with negotiations or disputes with tenants, or (iii) in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Project;
(f)    the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;
(g)    expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;
(h)    the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord's expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense and expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided to another tenant or occupant of the Project without additional cost (other than as a reimbursement of operating expenses);

(i)    the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;
(j)    the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project;
(k)    bad debt loss, rent loss, or reserves for bad debt or rent loss;
(l)    unfunded contributions to operating expense reserves by other tenants;
(m)    contributions to charitable or political organizations;
(n)    intentionally omitted;
(o)    damage and repairs necessitated by the gross negligence or willful misconduct of Landlord Parties;
(p)    fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the Project;
(q)    interest, fines or penalties for late payment or violations of applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense;
(r)    the cost of remediation and removal of "Hazardous Materials," as that term is defined in Section 7.1.6, below, in the Building or on the Project as required by applicable Laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not, as of the date of this Lease (or as of the date of introduction), deemed to be Hazardous Materials under applicable Laws but which are subsequently deemed to be Hazardous Materials under applicable Laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 7.1.6 of this Lease for all costs of remediation and removal of Hazardous Materials to the extent caused by Tenant Parties);
(s)    costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;
(t)    costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;
(u)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis;
(v)    depreciation for the Building, except as permitted pursuant to items (xii) and (xiii), above;
(w)    reserves for future improvements, repairs, additions, etc.;
(x)    overhead profit increments paid to Landlord’s subsidiaries or affiliates for management (other than the management fee set for in sub-item (xii), above) or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis;
(y)    costs, fines or penalties, incurred by Landlord as a result of (a) the gross negligence or willful misconduct of Landlord or (b) the breach by Landlord of any lease in the Building;

(z)    electric power costs for which any tenant directly contracts with the local public service company;
(aa)    increased insurance premiums caused by Landlord's or any tenant's hazardous acts; and
(ab)    non-recurring costs of replacements, alterations or improvements necessary to make the Building or the Project comply with applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Section 4.3 of this Lease), provided, however, that the provisions of this sub-item (y) shall not preclude the inclusion of costs of compliance with applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an applicable Law which is imposed after the date of this Lease.
3.2.2.3"Project Expenses" shall mean Operating Expenses and Real Property Taxes.
3.2.2.4"Real Property Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Real Property Taxes shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Real Property Taxes shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any increase in taxes resulting from a reassessment resulting from a change in ownership of the Project, new construction, or any other cause; (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (v) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (vi) all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. Any reasonable costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Real Property Taxes shall be included in Real Property Taxes in the Expense Year such expenses are incurred. Tax refunds shall be credited against Real Property Taxes and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Real Property Taxes under this Section 3.2 for such Expense Year. If Real Property Taxes for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord Tenant's Share of any such increased Real Property Taxes pursuant to the terms of this Lease within ten (10) business days following demand therefor. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Real Property Taxes. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Real Property Taxes. Notwithstanding anything to the contrary contained in this Section 3.2.2.4, there shall be excluded from Real Property Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 3.2.5 (taxes for which Tenant is directly responsible) of this Lease. The parcel on which the Building is located may be a separate tax parcel that may also contain other buildings. In the event that the Building and such other buildings and improvements are included in the same tax bill, Landlord shall have the right to equitably allocate the Real Property Taxes between the Building and such other buildings and improvements, in Landlord's reasonable discretion.
3.2.2.5"Tenant's Share" shall mean the percentage set forth in Section G of the Summary.
3.2.3.Allocation of Project Expenses.
3.2.3.1Method of Allocation. Notwithstanding anything to the contrary in this Lease, if the Project consists of multiple buildings, certain Operating Expenses may pertain to a particular building(s) and other Operating Expenses to the Project as a whole. Landlord reserves the right in its reasonable discretion to allocate any such costs applicable to any particular building within the Project to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other such costs applicable to the Project to each building in the Project (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such costs to the buildings (including the Building) in a reasonable, non-discriminatory manner and such allocation shall be binding on Tenant.
3.2.3.2Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Project Expenses among different portions or tenants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or the Project. The Project Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.
3.2.4.Calculation and Payment of Project Expenses.
3.2.4.1Statement of Estimated Project Expenses. Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of the total amount of Project Expenses for the then-current Expense Year and the estimated Tenant's Share of Project Expenses (the "Estimated Project Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Project Expenses under this Section 3.2, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary, provided that the Estimate Statement shall not be revised more than two (2) times per Expense Year. Thereafter, Tenant shall pay, with its next installment of Base Monthly Rent due, a fraction of the Estimated Project Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 3.2.4.1). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the Base Monthly Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Project Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.
3.2.4.2Statement of Actual Project Expenses. In addition, Landlord shall give to Tenant no later than one hundred eighty (180) days following the end of each Expense Year, a statement (the "Statement") which shall state the Project Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Project Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Monthly Rent due, or within thirty (30) days, whichever is earlier, the full amount of Tenant's Share of Project Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Project Expenses, and if Tenant paid more as Estimated Project Expenses than the actual Tenant's Share of Project Expenses (an "Excess"), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Project Expenses for the Expense Year in which this Lease terminates, if Tenant's Share of Project Expenses is greater than the amount of Estimated Project Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Project Expenses than the actual Tenant's Share of Project Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 3.2.4.2 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant's Share of Project Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Project Expenses relate; provided, however, with respect to any amounts not included in the original Statement, Landlord shall bill Tenant for such Project Expense within sixty (60) days of Landlord’s receipt of the invoice therefor.
3.2.5.Taxes and Other Charges for Which Tenant is Directly Responsible.
3.2.5.1Tenant shall be liable for and shall pay thirty (30) days before delinquency, any and all taxes levied against Tenant's equipment, furniture, fixtures and any other personal property (including Prior Tenant's FF&E, if any) ("FF&E") located in or about the Premises. If any such taxes on Tenant's FF&E are levied against Landlord or Landlord's property, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such FF&E, and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within ten (10) business days following demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
3.2.5.2If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Real Property Taxes levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 3.2.5.1, above.
3.2.5.3Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, gross receipts tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the parking facility for the Project; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
3.3Payment of Rent. Concurrently with the execution of this Lease by Tenant, Tenant shall pay to Landlord the amount set forth in Section N of the Summary as prepayment of the first installment of Base Monthly Rent due after any abatement period. All Rent required to be paid under this Lease in monthly installments shall be paid to Landlord in advance on the first day of each calendar month during the Lease Term. All Rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided herein), and without any prior notice or demand therefor. Rent shall be paid to Landlord pursuant to the electronic wiring instructions set forth in Section Q of the Summary, or, at Landlord's option, pursuant to such other electronic wiring instructions or to such other party or at such other place as Landlord may designate from time to time in writing, by notice to Tenant in accordance with the provisions of Section 21.5 of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month, or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Landlord shall have the right, upon at least ten (10) days' prior written notice to Tenant (i) to change the name of the depository for receipt of any payment of Rent made by means of a federal funds wire transfer or such other method of electronic funds transfer ("Electronic Payment"), and (ii) to discontinue payment of any sum due from Tenant to Landlord under this Lease by Electronic Payment.
3.4Late Charge, Interest and Quarterly Payments.
3.4.1.Late Charge. Tenant acknowledges that its failure to pay when due any installment of Rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to determine. If any installment of Rent is not received by Landlord from Tenant upon the date such payment is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount plus any attorney's fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder, provided, however, that Landlord shall waive the imposition of the late charge for the first late payment in any calendar year during the Lease Term provided Tenant pays such overdue amounts within three (3) business days following written notice from Landlord that such amounts are past due. In no event shall the terms of this Section 3.4.1 be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Rent when due hereunder, or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any installment of Rent due under this Lease in a timely fashion.
3.4.2.Interest. In addition to the late charge set forth above, if any installment of Rent remains delinquent for a period in excess of ten (10) days after the date when due, then such amount shall bear interest at a rate equal to the lesser of (i) ten percent (10%), or (ii) the maximum rate permitted by law in the state in which the Project is located (the "Agreed Interest Rate") from the date when such installment of Rent was due until paid.
3.5Intentionally Omitted.
3.6Landlord's Books and Records. Following Tenant’s receipt of the Statement, Tenant shall have the right, upon prior written notice to Landlord ("Audit Notice"), to commence and complete an audit of Landlord’s books and records concerning the Project Expenses for the Landlord's fiscal year that is the subject of such Statement (the "Records"), within ninety (90) days following the delivery of such Statement (the “Review Period”). Following delivery of an Audit Notice, and provided Tenant is not then in default after the expiration of any applicable notice and cure period under this Lease, Tenant shall have the right, at Tenant's sole cost, during Landlord's regular business hours and on ten (10) days prior notice to Landlord, to audit the Records at Landlord's principal business office (or at any other location in northern California designated by Landlord) ("Tenant's Audit"). Such audit shall occur within sixty (60) days following the delivery of the Audit Notice. Tenant's audit of the Records pursuant to this Section 3.6 shall be conducted only by a reputable independent nationally or regionally recognized certified public accounting firm, which accounting firm: (i) shall have previous experience in auditing financial operating records of landlords of office buildings; (ii) shall not be retained by Tenant on a contingency fee basis (i.e. Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the audit), and a copy of the executed audit agreement between Tenant and auditor shall be provided to Landlord prior to the commencement of the audit; and (iii) at Landlord’s option, both Tenant and auditor shall be required to execute a commercially reasonable confidentially agreement prepared by Landlord. Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within the Review Period. If the parties are unable to resolve the dispute within sixty (60) days after completion of Tenant’s Audit, then, at Tenant's request, a certified public accounting firm mutually selected by Landlord and Tenant, shall, at Tenant's cost, conduct an audit of the relevant Project Expenses (the "Neutral Audit"). Tenant shall pay all costs and expenses of the Neutral Audit and Tenant’s review of the Records unless the final determination in such Neutral Audit is that Landlord overstated Project Expenses in the annual reconciliation Statement for the year being audited by more than five percent (5%), in which case Landlord shall pay the actual and reasonable costs and expenses of the Neutral Audit and Tenant’s Audit, not to exceed an aggregate amount equal to $10,000.00. In any event, Landlord will promptly reimburse Tenant or provide a credit for any overstatement of Project Expenses, and Tenant shall promptly pay to Landlord any understatement of Project Expenses. The foregoing audit and Neutral Audit procedures shall be the sole methods to be used by Tenant to dispute the amount of any Project Expenses payable by Tenant pursuant to the terms of this Lease.
ARTICLE 4
USE OF PREMISES
4.1Permitted Uses. Tenant shall use the Premises solely for the Permitted Use specified in Section P of the Summary, and Tenant shall not use or permit the Premises, the Building or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.
4.2Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person(s) to use, the Premises in any manner which (i) will cause structural injury or material damage to the Building; or (ii) is contrary to the provisions of any rules and regulations as promulgated by Landlord from time to time, or is in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body having jurisdiction over the Project (collectively, "Laws"), including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Materials, as that term is defined in Section 7.1.6, below. Tenant shall not operate any equipment within the Premises which will (A) materially damage the Building or the Common Areas; (B) overload existing electrical systems or other mechanical equipment servicing the Building and/or the Premises; (C) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") system and equipment servicing the Building and/or the Premises; or (D) damage, overload or corrode the sanitary sewer system for the Project and/or the Building.
4.3Compliance with Law.

4.3.1.In General. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with (i) any Laws now in force or which may hereafter be enacted or promulgated, or (ii) any recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, or other recorded instruments affecting the use of the Premises, the Building or the Project (individually and collectively, "Private Restrictions"). At its sole cost and expense, Tenant shall promptly observe and comply with all Laws and Private Restrictions. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to promptly comply with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord's efforts to comply with such standards or regulations. Tenant shall, at Tenant's expense, make any alterations, improvements, additions or changes to the Premises or the Building as are required to comply with any and all Laws, and resulting from or related to (i) the Premises, (ii) Tenant's use of the Premises (but with respect to alterations, improvements, additions or changes to the Building Structure, only if triggered by Tenant's use of the Premises for non-general office use), (iii) Tenant's application for any permit or government approval; or (iv) Tenant's construction or installation of any Alterations (as defined in Section 5.1, below) in the Premises. Any other alterations, improvements, additions, or changes required to comply with any Laws which are not the responsibility of Tenant pursuant to the immediately preceding sentence shall be made by Landlord, and the cost thereof shall be prorated and paid as Operating Expenses. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 4.3. Tenant shall not use the Premises, the Building or the Project in any manner which will cause a cancellation of any insurance policy carried by either Landlord or Tenant pursuant to this Lease. Tenant shall not keep, use or sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by a standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.
4.3.2.Disability Access Disclosure Under Section 1938 of the California Civil Code. Landlord makes the following statement in accordance with Section 1938 of the California Civil Code. Neither the Leased Premises nor the Complex has undergone an inspection by a Certified Access Specialist to determine if the Leased Premises or Complex meet all applicable construction related accessibility standards pursuant to Section 55.53 of the California Civil Code. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, notwithstanding any provision to the contrary in this Lease, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and (b) Tenant, at its cost, is responsible for making any repairs within the Leased Premises to correct violations of construction-related accessibility standards; and, if any CASp inspection requested by Tenant shall require repairs to the Building (outside the Leased Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord within ten (10) business days following demand, as additional Rent, for the cost to Landlord of performing such repairs.
4.4Rules and Regulations. Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations ("Rules and Regulations") applicable to all occupants of the Project for the care and orderly management of the Project, and the safety of its tenants and invitees. Such Rules and Regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant hereby agrees to abide by such Rules and Regulations. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such Rules and Regulations.

ARTICLE 5
ADDITIONS AND ALTERATIONS
5.1Landlord's Consent to Alterations. Tenant shall not make or suffer to be made any improvements, alterations, additions, changes or repairs (pursuant to Article 6 or otherwise) to the Premises (collectively, "Alterations") without Landlord's prior written approval of same, which approval shall be requested by Tenant not less than twenty (20) business days prior to the commencement thereof, and which approval shall not be unreasonably withheld, conditioned or delayed by Landlord; provided that it shall be deemed reasonable for Landlord to withhold its consent to any Alterations which affect any area(s) outside of the Premises, the exterior of the Building, the Building Systems or any structural portion of the Building. In addition, Tenant shall not make or suffer to be made any Alteration which would invalidate any warranty held by Landlord at the Project (including, without limitation, with respect to the roof of the Building). Notwithstanding the foregoing, Landlord's prior consent shall not be required for any Alteration that: (a) is solely cosmetic in nature (such as painting or decorating); (b) does not affect any area outside of the Premises, or require work inside the walls, or above the ceiling of the Premises; (c) does not affect (1) the roof or any structural portion of the Building (the "Building Structure"), or (2) the plumbing, sewer, drainage, electrical, fire protection, elevator, life safety and security systems and equipment, HVAC systems, and all other mechanical, electrical and communications systems and equipment, which are located in the Building or outside the Building and which exclusively serve the Building (collectively, the "Building Systems"); (d) cannot be seen from outside the Premises, and (e) costs less than $100,000 in the aggregate during any twelve (12) month period of the Lease Term (herein referred to as "Cosmetic Alterations"); provided that Tenant shall provide Landlord with prior written notice of any Cosmetic Alteration at least fifteen (15) business days' prior to Tenant's commencement of same. The construction of any initial improvements in the Premises shall be governed by the terms of the Tenant Work Letter, if any, attached hereto as Exhibit B, and not the terms of this Article 5.
5.2Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Laws and pursuant to a valid building permit, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall mean the Building Structure and the Building Systems. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the recorder of the County in which the Premises are situated in accordance with California Civil Code Section 8180 et. seq., or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. If Tenant fails to complete any required removal of any Alterations, improvements, equipment and/or appurtenances in the Premises and/or to repair any damage caused by such removal pursuant to the terms of this Section 5.2, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys' fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures, equipment and/or appurtenances in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.
5.3Payment for Alterations. If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.
5.4Construction Insurance. In the event that any Alterations are made pursuant to this Article 5, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such

Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Section 9.1.3 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
5.5Restoration. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises from time to time shall be at the sole cost of Tenant, and any permanently affixed Alterations, improvements, fixtures, equipment and/or appurtenances shall become the property of Landlord upon the expiration or earlier termination of this Lease; provided, however, Landlord may, by written notice to Tenant prior to the expiration or earlier termination of the Lease Term, require Tenant, at Tenant's expense, to remove any permanently-fixed Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return any affected portion of the Premises to the condition existing prior to the installation of such Alterations or improvements; provided further, however, notwithstanding the foregoing, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 5.5 at the time of Tenant's request for Landlord's consent to any Alteration or improvement. If Tenant fails to complete the removal of any Alterations or improvements as set forth in this Section 5.5, then Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant.
5.6Removal of Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or exclusively serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 5 and 6 of this Lease, (ii) if applicable, an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion, (iii) all Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable Laws, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove any existing unused Lines installed by or on behalf of Tenant and located in or serving the Premises, and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by Tenant in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or exclusively serving the Premises upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall identify existing Lines to be removed by Landlord from the Premises prior to the Delivery Date and such Lines shall be removed at no cost to Tenant. The provisions of this Section 5.6 shall survive the expiration or sooner termination of this Lease.
5.7Covenant Against Liens. Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of work performed, materials furnished, or obligations incurred by or on behalf of Tenant or any employee, contractor, agent or invitee of Tenant (collectively, "Tenant's Agents"), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within ten (10) business days following demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.
ARTICLE 6
REPAIR AND MAINTENANCE
6.1Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, keep and maintain in good order, condition, and repair at all times during the Lease Term the Premises and every part thereof, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains) within or exclusively serving the Premises; (ii) all ducts, pipes, vents and other parts of the HVAC system within or exclusively serving the Premises; (iii) all improvements, fixtures, equipment, interior walls and window coverings, floors and floor coverings, and ceilings within the Premises; (iv) all windows, doors, entrances, plate glass, showcases and skylights within the Premises (including the replacement of any damaged or broken glass); (v) all electrical facilities and equipment (including all electrical wiring and conduits, fans, vents, exhaust equipment and systems) and all other equipment of any type within or exclusively serving the Premises (including without limitation the Building Systems); (vi) any automatic fire extinguisher equipment located in the Premises; and (vii) any restroom(s) exclusively serving the Premises. With respect to the HVAC system located within or exclusively serving the Premises, Tenant shall maintain continuously throughout the Lease Term a service contract for the maintenance of such HVAC system and all related equipment with a licensed HVAC repair and maintenance contractor reasonably approved by Landlord, which contract provides for the periodic inspection and servicing of such HVAC system and equipment in accordance with the manufacturer's recommendations, but in any event at least once every quarter during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant. In the event that Tenant fails to conduct any maintenance, or to make any repairs required pursuant to this Section 6.1, Landlord may, after written notice to Tenant and Tenant's failure to cure such failure within fifteen (15) days thereafter (provided, however, that if such cure cannot reasonably be effected within such fifteen (15) day period and Tenant begins such cure promptly within such fifteen (15) day period and is pursuing such cure in good faith and with diligence and continuity during such fifteen (15) day period, then, Tenant shall have such additional time as is reasonably necessary to effect such cure), make such repairs and replacements on Tenant's behalf (provided, however, that in the event of an emergency no notice from Landlord shall be required and Landlord shall have the right to immediately make such repairs and replacements on Tenant's behalf), and Tenant shall pay Landlord, within fifteen (15) days following receipt of an invoice, the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements. All repairs and replacements required of Tenant pursuant to this Section 6.1 shall be promptly made with new materials of like kind and quality.
6.2Landlord's Obligations. Except as set forth in Section 6.1, above, and subject to the provisions of Articles 11 and 12 of this Lease, Landlord shall repair and maintain in good condition and repair the Building Structure and the Common Areas outside of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times upon at least 24 hours' prior notice to Tenant (which notice, notwithstanding anything to the contrary contained in Section 21.2 of this Lease, may be oral, and which notice shall not be required in the case of an actual or apparent emergency) to make repairs, alterations, improvements or additions to the Premises, the Project or any equipment located in the Project as Landlord shall desire or deem necessary, or as Landlord may be required to perform by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, and (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided further that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
ARTICLE 7
HAZARDOUS MATERIALS
7.1Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials (as defined in Section 7.1.6, below) on the Project:
7.1.1.Hazardous Materials Disclosure Certificate. Upon request by Landlord from time to time, Tenant shall deliver to Landlord an executed Hazardous Materials disclosure statement, substantially in the form reasonably required by Landlord from time to time describing Tenant's then-present use of Hazardous Materials on the Premises, and shall also deliver any other reasonably necessary documents as requested by Landlord. Tenant shall concurrently file with Landlord a copy of any business response plan or inventory required to be maintained and/or filed with any federal, state or local regulatory agency under any applicable Laws. Landlord and Tenant acknowledge and agree that, as of the date of this Lease, (i) Tenant has fully and accurately completed Landlord's pre-leasing environmental exposures questionnaire (the "Environmental Questionnaire"), and (ii) Tenant has submitted to Landlord a Hazardous Materials Business Plan (the "HMBP Plan" and, together with the Environmental Questionnaire, the "Approved Hazardous Materials"), each as set forth on Exhibit D attached hereto (the "Approved Hazardous Materials Exhibit").
7.1.2.Hazardous Materials Usage. Neither Tenant, nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant, shall be entitled to produce, use, store, generate, transport or dispose of any Hazardous Materials on, in, or about any portion of the Premises, Building or the Project, nor cause or permit any Hazardous Materials to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or released on, in, under or about the Premises (herein referred to as "Hazardous Materials Usage"), without, in each instance, obtaining Landlord’s prior written consent thereto in its sole and absolute discretion, except Tenant shall be entitled to use and/or store only those Hazardous Materials, and their respective quantities, which are (i) specifically listed on the Approved Hazardous Materials Exhibit, and (ii) in full compliance with Laws, and all judicial and administrative decisions pertaining thereto. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises, Building or Project for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion. If any information provided to Landlord by Tenant on the Approved Hazardous Materials Exhibit, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Landlord’s prior written consent shall be required for any Hazardous Materials use on the Premises not described on the initial Approved Hazardous Materials Exhibit, such consent to be withheld in Landlord’s sole discretion. Any Hazardous Materials Usage by Tenant and Tenant’s Agents after the Effective Date on or about the Project shall strictly comply with all applicable Laws, including all Hazardous Materials Laws now or hereinafter enacted. Such foregoing obligation shall include, without limitation, maintaining, and complying with, all required necessary licenses, certifications, permits and approvals appropriate or required for any Hazardous Materials Usage by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s Hazardous Materials Usage. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and demonstrating to Landlord’s satisfaction Tenant's compliance with all Hazardous Materials Laws and the terms of this Lease.
7.1.3.Tests and Inspections. Landlord shall have the right, but not the obligation, upon reasonable requests by Landlord (but in no event less than 24 hours’ written notice), to (i) enter and inspect the Premises, (ii) conduct tests and investigations periodically and from time to time to determine whether Tenant is in compliance with the provisions of this Section 7.1 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists identifying by type and amount all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne by Landlord, unless as a result thereof Landlord reasonably determines that there has been material non-compliance with the provisions of Section 7.1 or contamination has occurred on the Premises and/or Common Areas and that Tenant or any of Tenant's Agents are directly or indirectly responsible in any manner for the non-compliance or contamination, in which case the cost of such inspections, tests and investigations shall be borne by Tenant. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Agents with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
7.1.4.Notice; Cleanup Obligations; Closure and Decommissioning.
7.1.4.1Notice. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises, Common Areas or Project in violation of Hazardous Materials Laws as herein defined. Tenant shall promptly forward to Landlord copies of all requests, orders, notices, permits, applications, and other communications and reports received by Tenant from or submitted by Tenant to any federal, state or local regulatory agency with jurisdiction over Tenant's operations of the Premises in connection with the foregoing. To the extent of any regulatory, judicial or other enforcement action or proceeding in connection with the foregoing is commenced against Tenant, Tenant shall not enter into any settlement, consent decree or other compromise or resolution without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any consent decree, consent order or other agreements with terms which are binding on Landlord or the Premises without Landlord's prior written consent. Landlord shall have the right to appear at and participate in, any and all judicial or other administrative proceedings concerning any such foregoing claims. Notwithstanding the foregoing, Tenant shall not be required to provide Landlord with any portion(s) of documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to the foregoing spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials or hazardous activities.
7.1.4.2Cleanup Obligations. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation, incident or other consequences of its Hazardous Materials Usage of Hazardous Materials arising from the acts or omissions of Tenant or Tenant's Agents such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to such incident or Tenant's commencement of Hazardous Materials Usage. Tenant shall provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Further, any such investigation, clean up, removal, restoration and other remediation shall be performed in compliance with applicable Laws, the HMBP Plan and in accordance with this Lease. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent.
7.1.4.3Closure and Decommissioning. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures and decommissioning activity as required by any Hazardous Materials Laws or any federal, state or local regulatory agencies or other governmental authorities having jurisdiction over the Premises and Tenant's activities thereon. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.
7.1.5.Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees ("Landlord Parties") and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Agents of any of the Laws, including, without limitation, the Hazardous Materials Laws; (b) any breach of the provisions of this Section 7.1 or any subsection thereof by Tenant or any of Tenant’s Agents; (c) any Hazardous Materials Usage on, about or from the Premises, the Project or Common Areas of any Hazardous Materials approved by Landlord under this Lease, or (d) Landlord's exercise of the "Landlord Cure Right," as that term is defined in Section 21.1 of this Lease, below. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Project, damages for the loss or restriction on use of any space or amenity within the Building or the Project, damages arising from any adverse impact on marketing space in the Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration. To the actual knowledge of Landlord, except as set forth in reports delivered to Tenant before Tenant’s execution of this Lease, Landlord has no written notices, reports, materials or other written information indicating the presence of Hazardous Materials on the Project or the soil, surface water or groundwater thereof in violation of Hazardous Material Laws. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant from and against any liability, obligation, damage or costs, including without limitation, claims for personal injuries, property damage or regulatory liability arising out of Hazardous Material Laws, and including reasonable attorneys’, consultants and expert’s fees and costs, resulting from any Hazardous Materials which (a) were brought onto the Property or within the Buildings or the Premises by Landlord or a Landlord Party, except to the extent such liability, obligation, damage or costs was a result of an act or omission of Tenant and/or any of Tenant's agents, servants, employees, and independent contractors ("Tenant Parties"), or was proportionately caused, exacerbated or permitted by Tenant or a Tenant Party, or (b) existed on or in the Project or the Premises prior to Tenant’s occupancy, (c) which are caused by the negligence or willful misconduct of Landlord or Landlord Party, or (d) which migrate onto the Premises via air, water or soil at no fault of Tenant. Notwithstanding anything to the contrary contained herein, nothing in this Section 7.1.5 shall be construed to make Tenant responsible for any Hazardous Materials present on the

Premises as of the Delivery Date, or which migrate thereto through air, water, or soil through no fault of Tenant, or are introduced by Landlord, other tenant of the Project or any third party not under Tenant’s control.
7.1.6.Hazardous Materials. As used herein, the term "Hazardous Materials" means any hazardous, radioactive or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government or under any Hazardous Material Laws. The term "Hazardous Materials," includes, without limitation, hazardous radioactive material, radioactive material, mixed waste, petroleum products, asbestos, PCB's, and any material or substance which is (i) now or hereafter listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601) or (iv) regulated as a radioactive material under Title 17, Division 1, Chapter 5, Subchapter 4 of the California Code or Regulations and Title 10, Code of Federal Regulations, part 20. As used herein, the term "Hazardous Material Laws" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, the California Department of Public Health Radiologic Health Branch and the California Department of Toxic Substances Control) which regulates the use, storage, release or disposal of any Hazardous Material.
7.1.7.Removal. Tenant shall cause all Hazardous Materials used in the manufacture of. but which are not included in, a standard finished product which is delivered to Tenant's customers to be promptly relocated to an appropriate and permitted disposal or management facility in accordance with all applicable Laws.
7.1.8.Tenant's Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant's sole cost and expense, shall: (i) cause an environmental assessment of the Premises to be conducted in accordance with this Section 7.1.8; (ii) cause all Hazardous Materials to be removed from the Premises and managed or disposed of in accordance with all Hazardous Materials Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the environmental assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such environmental assessment reveals that remediation or clean-up is required under any Hazardous Materials Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and clean-up, as provided in this Section 7.1.
7.1.9.Pollution Legal Liability Environmental Insurance. Tenant shall obtain and maintain Pollution Legal Liability Environmental Insurance (i) from an insurance carrier with a rating of no less than A-X in Best's Insurance Guide, and (ii) providing commercially reasonable coverage and deductibles (to the extent available) with respect to (i) known and unknown pre-existing conditions; (ii) unknown and later discovered conditions; (iii) on-site and off-site third-party claims for bodily injury or property damage; and (iv) legal defense expenses. The form of the Pollution Legal Liability Environmental Insurance policy shall be reasonably acceptable to Landlord, and the term of such policy shall be at least equal to the then-current Lease Term plus an additional six (6) months. Further, notwithstanding anything to the contrary set forth in this Lease, as a condition precedent to the effectiveness of Tenant's exercise of its right to extend the Lease Term by the Extension Period pursuant to the terms of Exhibit D attached hereto or otherwise, Tenant shall have obtained the policy described in this Section 7.1.9, in accordance with the terms of this Section 7.1.9, including without limitation, that the term of such policy shall be at least equal to the length of the Extension Period plus an additional six (6) months. Landlord, Landlord's lender and such other parties in interest as Landlord reasonably designates shall be named as an additional named insured on the Pollution Legal Liability Environmental Insurance policy by endorsement, and an endorsement shall be issued to the Pollution Legal Liability Environmental Insurance policy that provides the policy cannot be amended, modified, terminated or cancelled by the insured without the prior written consent of Landlord. Any new Pollution Legal Liability Environmental Insurance policy that Tenant obtains shall provide coverage for pollution conditions and unknown claims arising prior to the date such policy was issued (e.g., pre-existing conditions shall be covered).

ARTICLE 8
SERVICES AND UTILITIES
8.1In General. From and after the Lease Commencement Date, and continuing throughout the remainder of the Lease Term, Tenant will be responsible, at its sole cost and expense, for the following.
8.1.1.The furnishing of all services and utilities which are separately metered to the Premises, including without limitation, electricity, water, gas and sewer, the costs of which shall be paid directly by Tenant to the applicable utility provider. In the event that any service or utility is not separately metered to the Premises, Tenant shall pay Tenant's equitable share of such service or utility, as reasonably determined by Landlord. In the event that any service or utility is submetered to the Premises, Tenant shall pay the costs thereof to Landlord as Additional Rent (and not as an Operating Expense) within ten (10) business days following demand therefor from Landlord.
8.1.2.Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial (including all trash and recycling services) services and other cleaning of the Premises, all in compliance with applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Class A Life Sciences Projects.
Tenant shall cooperate fully with Landlord at all times and abide by all rules, regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the Building HVAC, electrical, mechanical and plumbing systems. Landlord shall have no obligation to provide any services or utilities to the Building (including, but not limited to heating, ventilation and air-conditioning, electricity, telephone, janitorial and security services).
8.2Overstandard Tenant Use. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation within the Premises. If Landlord reasonably determines that Tenant is using HVAC in excess amounts as to shorten the useful life of the HVAC equipment serving the Premises, as Landlord shall reasonably determine, then Landlord may charge Tenant (which shall be treated as Additional Rent) for such excess HVAC usage the Landlord’s actual out-of-pocket costs, without any profit to Landlord, but which charge may include the excess depreciation and maintenance as reasonably calculated by Landlord's engineer, and a percentage of such cost to compensate Landlord for its overhead.
8.3Interruption of Use.
8.3.1.In General. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (subject to Section 8.3.2 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 8.
8.3.2.Abatement Event. If (i) Landlord fails to provide services required of Landlord under Section 8.1 above, and (ii) such failure causes all or a material portion of the Premises to be untenantable by Tenant and Tenant actually ceases to use all or a material portion of the Premises, (iii) such failure is reasonably within Landlord's ability to cure, and (iv) such failure is not the result of the acts and/or omissions of Tenant and/or other Tenant Parties, then in order to be entitled to receive the benefits of this Section 8.3.2, Tenant must give Landlord notice (the "Abatement Event Notice"), specifying such failure to perform by Landlord (the "Abatement Event"). If Landlord has not commenced to cure such Abatement Event within five (5) business days after the receipt of the Abatement Event Notice and is not otherwise excused from such performance by this Lease, Tenant may, upon written notice to Landlord, immediately abate Base Monthly Rent and Tenant's Share of Project Expenses payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant, for the period beginning on the date five (5) business days after the Abatement Event Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 8.3.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
8.4Existing Generator. Tenant shall have the right to use and control the existing approximately 150 KW diesel engine-driven Cummins generator set and related equipment (all such equipment defined collectively as the "Emergency Generator") serving the Premises. The Emergency Generator is being provided in its currently-existing, "as is" condition, and neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Emergency Generator. Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Emergency Generator, or the failure of the Emergency Generator to provide suitable or adequate back-up power, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom. Tenant shall not be charged any additional rental or other costs for the use of the location in which the Emergency Generator is located. Tenant shall maintain and repair the Emergency Generator in good condition and repair, and in compliance with all applicable laws (including the maintenance of all applicable permits), at Tenant's sole cost and expense during the Lease Term. Tenant's obligations with respect to the Premises, including the insurance and indemnification obligations in this Lease, shall apply to Tenant's use of the Emergency Generator and Tenant shall carry industry standard Boiler and Machinery insurance covering the Emergency Generator. In addition, Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause related to or connected with the use, operation, repair and/or removal of the Emergency Generator and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in connection with the Emergency Generator, or any breach of the terms of this Section 8.4. The Emergency Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Building. Tenant shall be entitled to operate the Emergency Generator for testing and regular maintenance only upon notice to Landlord and at times reasonably approved by Landlord. The rights granted to Tenant under this Section 8.4 shall be personal to the Original Tenant and any Permitted Transferee (and may not be utilized by or assigned to any other assignee, sublessee or transferee). Following the expiration or earlier termination of this Lease, Tenant shall remove the Generator and all related facilities and equipment (including, without limitation, the Generator's pad and enclosure, if any) prior to the expiration or earlier termination of the Lease, and repair all damage to the Building and/or Project resulting from such removal (including, without limitation, all penetrations) and restore all affected areas to their condition existing prior to the installation of the Generator, all at Tenant's sole cost and expense. The terms set forth in this Section 8.4 shall survive the termination or earlier expiration of this Lease.
8.5Tenant’s Security System. Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s security system and the Building systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems and equipment, Tenant shall not be entitled to install or operate the Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System. Tenant’s Security System shall be installed by Tenant as an Alteration in accordance with the terms of Article 5 of this Lease.
ARTICLE 9
INSURANCE
9.1Tenant's Insurance. Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts:
9.1.1.Commercial general liability insurance, which may be satisfied through a combination of primary and excess/umbrella insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Project and all appurtenances thereto, and including contractual liability coverage insuring Tenant's performance of its obligations under this Lease, including the indemnity agreements set forth in Section 10.1, below, for limits of liability not less than:
$5,000,000 Each Occurrence

$5,000,000 General Aggregate
$5,000,000 Products/Completed Operations Aggregate
$5,000,000 Personal & Advertising Injury
9.1.2.Fire and property damage insurance in so-called "special form" or "all risk" form, insuring (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Building Structure) (collectively, the "Original Improvements"), and (iii) all other Alterations, improvements and additions to the Premises, for the full replacement cost thereof, without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion; and
9.1.3.Insurance for: (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Statutory Workers Compensation and Employers Liability with limits of not less than $1,000,000 pursuant to all applicable state and local statutes and regulations; and (c) Business Interruption Insurance for a period of one (1) year. In addition, whenever Tenant shall undertake any Alterations, additions or improvements in, to or about the Premises, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such work.
9.1.4.Excess/Umbrella Liability with a limit of not less than $4,000,000 scheduling as primary insurance the Commercial General Liability, Auto Liability and Employers Liability.
9.1.5.Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Each policy of insurance required to be carried by Tenant pursuant to this Section 9.1, except for Workers Compensation and Employers Liability, shall: (i) name Landlord and such other parties in interest as Landlord reasonably designates as additional insureds; (ii) be primary insurance as to all claims thereunder and provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) be in form and content reasonably satisfactory to Landlord; (iv) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed or authorized to do business in the State of California; (v) Intentionally Omitted; (vi) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (vii) shall contain a cross liability endorsement; and (viii) shall contain a severability clause. Tenant shall provide Landlord notice prior to any such insurance being cancelled or if coverage is changed. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1, provided that the Commercial General Liability insurance under this Section 9.1 contains a per location general aggregate.
9.1.6.Evidence of Insurance. A a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of Tenant's Agents are first provided access to the Premises, and upon the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.
9.2Landlord's Insurance. Landlord shall maintain a policy or policies of insurance against loss or damage to the Building on a "special form" or "all risk" type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the full replacement value of the Building. Landlord may insure the Building separately, or with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. Landlord shall not be required to maintain insurance with respect to any improvements, alterations or fixtures of Tenant located at the Premises.
9.3Release and Waiver of Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.
9.4Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 9 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall such new or increased amounts or types of insurance exceed that required of comparable tenants by landlords of comparable buildings in San Jose, California.
ARTICLE 10
INDEMNIFICATION AND WAIVER
10.1Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or Tenant's Agents, in, on or about the Project; (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or Tenant's Agents of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant or Tenant's Agents entering upon the Premises under the express or implied invitation of Tenant; and (g) the placement of any personal property or other items within the Premises. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Landlord shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) arising from (a) the gross negligence or willful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties and (b) any breach of this Lease by Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.
10.2Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by an appraisal of the building by an MAI appraiser selected by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 10.2 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
ARTICLE 11
DAMAGE TO PREMISES
11.1Landlord's Duty to Restore. Subject to the provisions of Section 11.2, below, if the Premises are damaged by fire or other casualty, Landlord shall promptly and diligently restore the Base Building to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws, or by the holder of a mortgage on the Building or Project, or any other modifications to the Common Areas deemed desirable by Landlord to the extent the same are consistent with Class A Life Sciences Projects. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to Section 11.2, below, then all insurance proceeds available from the fire and property damage insurance carried by Tenant and all insurance covering the Original Improvements and any Alterations, but excluding proceeds for trade fixtures, merchandise, signs and other personal property of Tenant, shall be disbursed and paid to Landlord. If this Lease is not terminated pursuant to Section 11.2, below, then Tenant shall forthwith replace or fully repair all Original Improvements and any Alterations made in the Premises by Tenant, and replace its furniture, fixtures and equipment in the Premises.
11.2Landlord's Right to Terminate. Notwithstanding Section 11.1 above, Landlord shall have the right, upon written notice to Tenant within sixty (60) days following the date of the casualty, to terminate this Lease in the event any of the following occurs:
11.2.1.Damage From Insured Peril. The Building or Project is damaged by fire or other peril, and the cost of repair is covered by insurance and the estimated time for repair and restoration of same exceeds two hundred seventy (270) days after the date of such damage;
11.2.2.Damage From Uninsured Peril. The Building or Project is damaged, and the cost of repair is not covered by insurance (including deductible amounts); provided, however, that any election by Landlord to terminate this Lease pursuant to this Section 11.2.2 shall be null and void if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the Building or Project, as applicable, exceeds such amount, and such party(ies) subsequently deposit such amount with Landlord within thirty (30) days after Landlord has notified Tenant of its election to terminate this Lease;
11.2.3.Damage Near End of Term. The Premises are damaged by any peril during the last twelve (12) months of the Lease Term and the estimated cost to restore the Premises equals or exceeds an amount equal to six (6) times the then-applicable Base Monthly Rent; provided, however, that any election by Landlord to terminate this Lease pursuant to this Section 11.2.3 shall be null and void if Tenant, at the time of such damage, has a then valid option to extend the Lease Term pursuant to this Lease, and Tenant exercises such option to extend the Lease Term within fifteen (15) days following the date of such damage; or
11.2.4.Restrictions on Restoration. The Building or Project is damaged by any peril and, because of the Laws then in effect and applicable to the Project, the Building or Project, as applicable (i) cannot be restored by Landlord at reasonable cost to substantially the same condition as existed prior to such damage, or (ii) cannot be used for the same use being made thereof prior to such damage if the same is restored as required by this Article 11.
11.3Tenant's Right to Terminate. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease, or is not entitled to terminate this Lease pursuant to Section 11.2, above, then as soon as reasonably practicable following the date of such damage, Landlord shall provide Tenant with written notice stating the estimated time for repair or restoration following the issuance of a building permit for such work. Tenant shall have the right, upon written notice to Landlord within seven (7) days following receipt of such written notice from Landlord, to terminate this Lease in the event any of the following occurs:

11.3.1.Major Damage. The Premises are damaged by any peril and the time stated in Landlord's notice for the repair and restoration of the Premises exceeds two hundred-seventy (270) days following the issuance of a building permit; or
11.3.2.Damage Near End of Term. The Premises are damaged by any peril during the last twelve (12) months of the Lease Term and the time stated in Landlord's notice for the repair and restoration of the Premises exceeds ninety (90) days following the issuance of a building permit.
11.4Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent payable hereunder shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired during such period of restoration; provided, however, the amount of Base Monthly Rent and Additional Rent abated pursuant to this Section 11.4 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property, or for any inconvenience or annoyance caused by such damage or restoration.
11.5Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
ARTICLE 12
CONDEMNATION
12.1Landlord's Termination Right. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to the condemning authority.
12.2Tenant's Termination Right. If, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) twenty-five percent (25%) or more of the rentable square feet of the Premises is taken and the part of the Premises that remains cannot be restored within a reasonable period of time following the date possession is required to be surrendered to the authority, and the continued operation of the Tenant's business from the Premises is thereby materially impaired, or (ii) as a result of any taking Tenant's access to the Premises is materially impaired, then Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to the condemning authority.
12.3Restoration and Abatement of Rent. If any part of the Premises or the Common Areas is taken by condemnation and this Lease is not terminated, then Landlord shall, to the extent of the condemnation proceeds, restore the remaining portion of the Premises or Common Areas necessary for Tenant to reasonably operate Tenant's business from the Premises. Thereafter, subject to Section 12.4 below, as of the date possession is required to be surrendered to the authority, the Base Monthly Rent and Additional Rent payable hereunder shall be reduced in the same proportion that the number of rentable square feet of the Premises so taken (less any addition thereto by reason of any restoration or reconstruction by Landlord) bears to the original number of rentable square feet in the Premises.
12.4Temporary Taking. If any portion of the Premises is temporarily taken for a period of one hundred eighty (180) days or less (a "Temporary Taking"), this Lease shall remain in effect and the provisions of Sections 12.1 through 12.3, above, shall not apply. If any Temporary Taking extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is required to be surrendered to the condemning authority.
12.5Award. The entire award or compensation made as a result of any condemnation proceeding shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment, so long as the award made to Landlord is not thereby reduced. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article 12, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted.
ARTICLE 13
DEFAULT AND REMEDIES
13.1Events of Default. Tenant shall be in default of this Lease if any of the following events occurs (each, an "Event of Tenant's Default"):
13.1.1.Any failure by Tenant to pay any installment of Rent or any other charges required to be paid under this Lease when due, and such failure is not cured within three (3) business days after delivery of written notice to Tenant from Landlord specifying such failure to pay; or
13.1.2.Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be an Event of Tenant's Default under this Section 13.1, any failure by Tenant to observe or perform any term, covenant, or condition of this Lease, where such failure continues for more than thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently and continuously proceeds to rectify and cure such default; or
13.1.3.Any abandonment of the Premises (pursuant to Section 1951.35 of the California Civil code) by Tenant; or
13.1.4.The failure by Tenant to observe or perform according to the provisions of Articles 4, 7, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 21.28 of this Lease, or the failure by Tenant to observe or perform any other provision, covenant or condition of this Lease which failure, because of the character of such provision, covenant or condition, would immediately jeopardize Landlord's interest, where such failure continues for more than two (2) business days after notice from Landlord.
Any written notice of an Event of Tenant's Default sent by Landlord to Tenant shall be in lieu of, and not in addition to, any termination notice required under applicable statutory or regulatory provisions (and no further notice shall be required should Landlord elect to terminate this Lease as set forth below).
13.2Landlord's Remedies. Upon the occurrence of any Event of Tenant's Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:
13.2.1.Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
13.2.1.1The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
13.2.1.2The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
13.2.1.3The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

13.2.1.4Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
13.2.1.5At Landlord's election, such other reasonable amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 13.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 13.2.1.1 and 13.2.1.2, above, the "worth at the time of award" shall be computed by allowing interest at the Agreed Interest Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 13.2.1.3 above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
13.2.2.Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Tenant's Default, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
13.2.3.Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 13.2.1 and 13.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
13.3Subleases of Tenant. If Landlord elects to terminate this Lease on account of any Event of Tenant's Default, as set forth in this Article 13, then Landlord shall have the right, at Landlord's option in its sole discretion (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant's interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord's election to succeed to Tenant's interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
13.4Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1Transfers. Tenant shall not do any of the following (collectively referred to herein as a "Transfer", and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), whether voluntarily, involuntarily, by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (i) sublet all or any portion of the Premises; (ii) assign or permit any assignment of its interest in this Lease; (iii) mortgage, pledge, hypothecate, encumber or permit any lien to attach to this Lease; (iv) enter into any license or concession agreements or otherwise permit the use or occupancy of the Premises or any part thereof by any persons other than Tenant and its employees or contractors; or (v) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs not to exceed $5,000 for a Transfer in the ordinary course of business, including attorneys' fees, incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent to such Transfer is granted, within thirty (30) days of receipt of demand therefor. Any Transfer approved by Landlord pursuant to this Article 14 shall not become effective until Tenant has delivered to Landlord a fully-executed version of the document evidencing such Transfer which document shall: (a) be in a form reasonably approved in advance by Landlord, (b) contain substantially the same terms and conditions as stated in Tenant's request for such Transfer set forth above, and (c) in the case of an assignment of the Lease, contain the agreement of the proposed Transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer, and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's prior consent shall constitute an Event of Tenant's Default and shall, at Landlord's option, be null, void and of no further force or effect. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, whether made with or without the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the Rent due hereunder, or to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of any payment of Rent by Landlord from any person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.
14.2Procedure. At least twenty-one (21) days, but not more than one hundred eighty (180) days, before a proposed Transfer is to become effective, Tenant shall give Landlord written notice (a "Transfer Notice") of the proposed terms of such Transfer, which Transfer Notice shall include the following information: (i) the proposed effective date of the Transfer; (ii) a description of the portion of the Premises to be transferred (the "Subject Space"); (iii) the name and legal composition of the proposed Transferee; (iv) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium, as that term is defined in Section 14.4 below, in connection with such Transfer; (v) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, covering the current year and the preceding two (2) years if the same exist, all of which statements are prepared in accordance with generally accepted accounting principles; (vi) the nature of the proposed Transferee's business to be carried on in the Premises; and (vii) an accurately filled out response to Landlord's standard hazardous materials questionnaire. In addition, Tenant shall promptly provide to Landlord such other information regarding the proposed Transfer and/or Transferee as may be reasonably requested by Landlord. Landlord shall respond in writing to a Transfer Notice within twenty-one (21) days following Landlord's receipt of such notice and all required accompanying information and documentation.
14.3Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.3.1.An Event of Tenant's Default has occurred or is then occurring;
14.3.2.The Transferee is of a character or reputation, or is engaged in a business, which is not consistent with the quality of the Building or the Project;
14.3.3.The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, or for a use that is likely to be subject to compliance with additional laws or other governmental requirements beyond those to which the Permitted Use is subject;
14.3.4.The Transferee is either a governmental agency or instrumentality thereof;
14.3.5.The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.3.6.The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or
14.3.7.The proposed Transferee will use, store or dispose of Hazardous Materials in or about the Premises of a type, nature or quantity not acceptable to Landlord in Landlord's sole discretion.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.3 (and does not exercise any recapture rights Landlord may have under Section 14.5 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.2 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.3, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.3 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.
14.4Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Base Monthly Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, "Tenant's Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord's applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, Tenant's Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.
14.5Intentionally Omitted.
14.6Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord; (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant's entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.
14.7Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 13.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease, then Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8Deemed Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.9Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, an assignment or subletting of all or a portion of the Premises: (a) to a corporation or other business entity ("successor corporation") into or with which Tenant shall be merged, consolidated, reorganized (other than a reorganization as a result of bankruptcy), recapitalized or acquired or to which substantially all of the assets of Tenant may be transferred, and provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease; or (b) to a corporation or other business entity (herein sometimes referred to as a "related corporation") which shall control, be controlled by or be under common control with Tenant; or (c) as a result of a sale or other transfer of corporate shares of capital stock (or any member interest if Tenant is a limited liability company) in Tenant in connection with either a bona fide financing for the benefit of Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, or (d) transfers of shares of stock or membership interests in Tenant which result in a change in control over a period in excess of twelve (12) consecutive months, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (a) through (d) of this Section 14.9 hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least twenty-one (21) days prior to any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, it being understood that such Transferee shall thereafter become liable under this Lease, on a joint and several basis, with Tenant, (iii) any transferee under this Section 14.9 shall be of a character and reputation consistent with the quality of the Building, and (iv) in the case of an assignment, such successor entity or related entity, as applicable, together with the Original Tenant if Original Tenant is a surviving entity and remains liable under this Lease, shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (excluding goodwill as an asset) ("Net Worth"), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.9, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.
14.10Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, California Civil Code Section 1997.040, to limit any remedy of Landlord pursuant to California Civil Code Section 1951.2 or 1951.4 by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.
ARTICLE 15
SURRENDER OF PREMISES; ENVIRONMENTAL ASSESSMENT
15.1Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in as good condition and repair as existed upon Landlord's delivery of the Premises to Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Notwithstanding the foregoing, prior to Tenant's surrender of the Premises to Landlord, at the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, cause the following to be done: (i) all interior walls shall be painted or cleaned, as necessary; (ii) all tiled floors shall be cleaned; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all debris, rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises shall be removed; and (vi) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). In addition, at Landlord's request, Tenant shall, prior to Tenant's surrender of the Premises to Landlord, (i) remove any Alterations which Tenant is required to remove pursuant to Section 5.5 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered by Landlord to Tenant, except as provided in this Lease.
15.2Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord an environmental assessment pursuant to the terms of Section 7.1.8, above. If such environmental assessment reveals that remediation or clean-up is required under any Hazardous Materials Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and clean-up, as provided in Section 7.1, above.
ARTICLE 16
HOLDING OVER
16.1In General. If Tenant holds over in the Premises or any part thereof after the expiration or earlier termination of this Lease, such tenancy shall not constitute a renewal or extension of the Lease and shall be construed to be a tenancy from month to month on the same terms and conditions contained herein, except that Base Monthly Rent shall be payable at an amount equal to two (2) times the Base Monthly Rent payable during the last full calendar month of the Lease Term. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided under this Lease or at law. If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration or earlier termination of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Additionally, in the event that upon the expiration or earlier termination of the Lease, Tenant has not fulfilled its obligation with respect to restoration, repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Article 16 shall apply. Tenant acknowledges that any holding over in the Premises by Tenant without Landlord's express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to vacate and deliver the Premises to Landlord within thirty (30) days following the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all claims and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting therefrom. Tenant agrees that any proceedings necessary to recover possession of the Premises from Tenant, whether before or after the expiration or earlier termination of this Lease, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorneys' fees in connection therewith.
16.2Short Term Lease Extension. Notwithstanding any provision to the contrary in this Article 16, Tenant shall have the right, upon the expiration of the Lease Term, to extend the Lease Expiration Date for the entire Premises then leased by Tenant for a period of up to three (3) months, by giving written notice to Landlord of such election not less than two (2) months prior to the scheduled Lease Expiration Date. Upon such election, the Lease Term for the entire Premises then leased by Tenant shall be extended for the length of time set forth in Tenant's written notice (not to exceed three (3) months) on all the terms and conditions of this Lease (the "Approved Holdover Period"), provided that the Base Monthly Rent payable during the Approved Holdover Period shall be equal to 150% of the Base Monthly Rent payable during the last rental period of the Lease Term under this Lease. The terms of the penultimate sentence of Section 16.1 shall apply with respect to any holdover following the expiration of the Approved Holdover Period.

ARTICLE 17
ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS
At all times during the Lease Term, Tenant shall, within ten (10) business days following receipt of written request from Landlord, execute and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit E ("Estoppel Certificate"). Tenant's failure to timely deliver an executed Estoppel Certificate within said ten (10) business day period shall constitute an acknowledgement by Tenant that the statements included in the Estoppel Certificate are true and correct without exception. At any time during the Lease Term, but no more than once per calendar year except in connection with a sale, financing or refinancing of the Project or Building, Tenant’s request for Landlord consent to an Alteration or a Transfer, or if an Event of Default has occurred, Landlord may require Tenant to provide Landlord with Tenant's current financial statement and the financial statements covering the two (2) year period prior to the date of such current financial statement. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.
ARTICLE 18
SUBORDINATION
18.1Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds (collectively, "Security Instruments"), unless the holders of such Security Instruments require in writing that this Lease be superior thereto; provided, however, at Tenant's sole cost and expense, Landlord shall use commercially reasonable efforts to provide Tenant a subordination non-disturbance and attornment agreement in commercially reasonable form provided by any future lienholder of such Security Instruments (the "Superior Holders"), which requires such Superior Holder to accept this lease, and not to disturb tenant’s possession, so long as a default has not occurred and is not then continuing (a "SNDA") executed by Landlord and the appropriate Superior Holder. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of any Security Instrument; provided, however, that at Landlord's request, Tenant shall promptly execute any appropriate certificate or instrument that Landlord may request in confirmation thereof, and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event any proceedings are brought for the foreclosure of any such Security Instrument, Tenant covenants and agrees to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of receipt of Landlord's written request, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. This Lease is further subject to and subordinate to all matters of record.
18.2Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary in this Lease, upon receipt by Tenant of written notice from any holder of a Security Instrument in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant), and the curing of any of Landlord's defaults by such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord.

ARTICLE 19
PARKING
During the Lease Term, Tenant shall have the right to use the number of unreserved parking passes and dedicated electric charging stations set forth in Section H of the Summary in the parking facility for the Project without payment of a separate parking fee or a parking charge (other than amounts included in Tenant's Share of Project Expenses). Notwithstanding anything set forth in this Article 19 to the contrary, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant. Tenant shall not at any time park or permit the parking of its vehicles overnight or in any portion of the Project not designated by Landlord for non-exclusive parking. Tenant shall not have the exclusive right to park in any particular area of the parking facility for the Project, and if Landlord grants to any other tenant the exclusive right to park in any particular area of the parking facility for the Project, Tenant shall not park in such area; provided, however, this sentence shall not limit or reduce the amount of parking passes dedicated to Tenant and Tenant shall not be prohibited from temporarily parking customary passenger vehicles overnight in parking spaces exclusively reserved for Tenant. Tenant's continued right to use the parking passes allocated to it pursuant to this Lease is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease beyond applicable notice and cure periods. Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant's use of and access to the parking facility for the Project.
ARTICLE 20
SIGNS
20.1In General. Tenant shall not place on any portion of the Premises or the Building any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's commercially reasonable sign criteria then in effect and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair. On or prior to the expiration or earlier termination of the Lease Term, Tenant shall remove any and all signs installed by Tenant and to repair any damage to the Premises and Building caused by such removal and return any affected portion of the Premises and Building to the condition existing prior to the installation of such signs. If Tenant fails to complete the removal of any signs, then Rent shall continue to accrue under this Lease in accordance with Article 16, above, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant.
20.2Tenant's Signage. Provided that Original Tenant or a Permitted Transferee Assignee then leases the entire Premises and occupies at least seventy-five percent (75%) of the Premises (for purposes of this Section 20.2, Tenant shall be deemed to occupy any space then occupied by any individual or entity pursuant to Sections 14.9 or 14.10, above), then Tenant shall have the right, at its sole cost and expense, to install (i) one or more signs on the exterior of the Building (provided Tenant's exterior signage on the Building may not exceed the exterior signage legally allowed on the Building), and (ii) a signage strip on any existing monument sign associated with the Building ("Tenant Signage"), the exact location or locations of which shall be mutually and reasonably agreed upon between Tenant and Landlord, and shall be subject to all applicable Laws and Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. The name set forth on the Tenant Signage shall in no event be an "Objectionable Name" (as that term is defined below). Except as otherwise set forth herein, Tenant shall have no obligation to pay a fee in connection with the Tenant Signage during the Lease Term or any renewal or extensions thereof. Tenant shall be responsible for all costs incurred in connection with the design, construction and installation of the Tenant Signage. Notwithstanding anything contained herein to the contrary, the graphics, materials, color, design, lettering, size, quality and specifications of the Tenant Signage shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed and shall also comply with and be subject to all applicable Laws, and all covenants, conditions or restrictions of record, including, but not limited to, all requirements of the City of San Jose (or other applicable governmental authorities); provided, however, that in no event shall the approval by the City of San Jose (or other applicable governmental authority) of Tenant Signage be deemed a condition precedent to the effectiveness of this Lease. Tenant shall be responsible, at its sole cost and expense, for the maintenance and repair and compliance with the requirements of the Tenant Signage. Upon the expiration or earlier termination of this Lease (or upon any earlier termination of Tenant's rights hereunder), Tenant shall be responsible, at Tenant's sole cost and expense, for the removal of all of the Tenant Signage and the repair of any damage resulting therefrom to the reasonable satisfaction of Landlord, including, without limitation, repairing and/or replacing any landscaping harmed by such removal. The rights contained in this Section 20.2 shall be exercised only by Original Tenant or a Permitted Transferee Assignee. The term "Objectionable Name" shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of comparable buildings in the vicinity of the Building.
ARTICLE 21
GENERAL PROVISIONS
21.1Landlord's Right to Cure Default; Payments by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 13.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. If Tenant fails to comply with the terms of Section 7.1, above, including, without limitation, failure to carry out any required closure or decommissioning, or to promptly investigate, clean up, remove, restore, provide closure or otherwise remediate the Premises as required by Hazardous Materials Laws, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, within ten (10) business days of demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work (the "Landlord Cure Right"). Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest at the Agreed Interest Rate from the date accrued by Landlord until paid by Tenant, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 21.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 21.1 shall survive the expiration or sooner termination of this Lease.
21.2Landlord's Right to Enter. In addition to Landlord's right to enter the Premises pursuant to Section 6.2 of this Lease, Landlord and its agents reserve the right to enter the Premises at all reasonable times upon at least 24 hours' prior notice to Tenant (which notice, notwithstanding anything to the contrary contained in Section 21.5 of this Lease, may be oral, and which notice shall not be required in the case of an actual or apparent emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers or tenants (provided that Landlord shall only show to prospective tenants in the last twelve (12) months of the Lease Term), or current or prospective mortgagees, ground or underlying lessors or insurers; (v) performing services required of Landlord; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs (provided that Landlord shall only post “for lease” signs in the last twelve (12) months of the Lease Term); (viii) taking possession of the Premises due to any breach of this Lease in the manner provided herein; and (ix) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section 21.2 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, and Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.
21.3Notices. Any notice, demand, designation, approval or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing and shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"),

(B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally to the addresses specified in Section Q or Section R of the Summary (as applicable). Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Either party may change its address for Notices by giving Notice of the same in accordance with this Section 21.3.
21.4Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.
21.5Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
21.6Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
21.7No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant's obligations under this Lease.
21.8Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.
21.9Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.
21.10Prohibition Against Recording. Except as provided in Section 21.8 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
21.11Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
21.12Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.
21.13Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
21.14Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
21.15Attorneys' Fees. In the event that either Landlord or Tenant should bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover any sum due under this Lease, for possession of the Premises, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, all costs and expenses incurred by such prevailing party, including, without limitation, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.
21.16Authority. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California, and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation, and (ii) qualification to do business in California.
21.17Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE MONTHLY RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
21.18Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire; provided, however, that any Landlord signage shall not interfere with Tenant's then existing signage. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
21.19Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Further, the parties hereto consent and agree that this Lease may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking "SIGN", such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

21.20Intentionally Omitted.
21.21Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.
21.22Development of the Project.
21.22.1.Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, within five (5) business days following demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.
21.22.2.The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.
21.22.3.Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize interference to Tenant’s use and occupancy of the Premises.
21.23No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.
21.24Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
21.25Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease so as to cause the other party to be responsible for the payment of a brokerage commission, except for the Brokers identified in Section S of the Summary to this Lease (the "Brokers"). Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease. Landlord agrees to pay Brokers a leasing commission in connection with this transaction in accordance with the provisions of a separate written agreement.
21.26Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk) and other causes beyond the reasonable control of the party obligated to perform (except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease) (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
21.27Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's employees or agents have made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing applicable laws, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, (iii) the condition of any improvements, (iv) the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.
21.28Patriot Act; OFAC Compliance. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 13.1.6 of this Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
21.29Intentionally Omitted.
21.30Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord's sole and absolute but reasonable discretion), Tenant shall within ten (10) business days following its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the "Energy Disclosure Requirements"), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure"). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 21.30 shall survive the expiration or earlier termination of this Lease.
21.31Governmental Incentives. Tenant may receive certain economic incentives (collectively, the "Incentives") from applicable governmental entities in connection with the location of Tenant's business within the City and State in which the Premises is located, provided that there shall be no material economic harm or unreasonable impact to Landlord by virtue of any such Incentives. Landlord, at Tenant's sole expense, will use commercially reasonable efforts to assist Tenant in acquiring the Incentives and will cooperate to the extent Tenant reasonably requests in order to complete any documentation in connection with Tenant's receipt of the benefit of the Incentives, including supplying any necessary information, executing required forms, and other similar ministerial actions. In addition, if Landlord receives the benefit of any Incentives applied for and intended to be provided to Tenant, Landlord shall reasonably cooperate with Tenant, at Tenant's sole expense, to pass the benefit of such Incentives to Tenant.
ARTICLE 22
LETTER OF CREDIT
22.1Delivery of Letter of Credit. Tenant shall deliver to Landlord, within ten (10) business days after Tenant's execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the "L-C") in the amount set forth in Section O of the Summary (the "L-C Amount"), in the form attached hereto as Exhibit F, payable in the City of San Francisco, California, running in favor of Landlord, drawn on a bank (the "Bank") reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a rating from Moody’s Professional Rating Service of A-3 or better (the "Credit Rating Threshold"), and otherwise conforming in all respects to the requirements of this Article 22, including, without limitation, all of the requirements of Section 22.2 below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L/C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.
22.2In General. The L-C shall be "callable" at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:
22.2.1.Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and after notice to Tenant but without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.
22.2.2.No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.
22.2.3.Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 22.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 22, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 13.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).
22.2.4.Renewal; Replacement. If the L-C expires earlier than the date (the "LC Expiration Date") that is ninety (90) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called "evergreen provision," whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.
22.2.5.Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or the financial condition of the Bank changes in any other materially adverse way (either, a "Bank Credit Threat"), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 22, and Tenant’s failure to obtain such substitute L-C within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 22.3 below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
22.3Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date and Tenant has not provided a replacement L-C that satisfies the requirements of this Article 22 on or before the date that is thirty (30) days prior to the expiration thereof, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 22.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 22.2.5 above or 22.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder, or if any of the foregoing events identified in Sections 22.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
22.4Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
22.5Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 22.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that

Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a "security deposit" under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the "Unused L-C Proceeds"), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 22, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
22.6Bank Placed Into Receivership.
22.6.1.Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a "Receivership") by the Federal Deposit Insurance Corporation or any successor or similar entity (the "FDIC"), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 22, and, within ten (10) days following Landlord's notice to Tenant of such Receivership (the "LC Replacement Notice"), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 22 or (ii), in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 22 within the foregoing ten (10) day period, deposit with Landlord cash in the L-C Amount (the "Interim Cash Deposit"); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 22, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on the part of Landlord to pay any interest thereon. If Tenant fails to comply in any respect with the requirements of this Section 22.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to (a) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Deposit until such time as such default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of this Lease or at law, and (c) pursue any and all remedies available to it under this Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Deposit, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies herein, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
22.6.2.Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a "Deposit Period"), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall immediately pay to Landlord on demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a default under this Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.
22.7Reduction of L-C Amount. Provided that on or promptly following the "Reduction Date," as that term is defined below, Tenant tenders to Landlord (a) a copy of Tenant's most recent year-end financial statements prepared and certified by an independent certified public accountant or certified by an officer of Tenant, demonstrating that Tenant satisfies the "L-C Reduction Conditions," as that term is defined below, and (b) a new L-C conforming in all respects to the requirements of this Article 22 in the amount of the reduced L-C Amount as of such Reduction Date, or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the reduced L-C Amount as of such Reduction Date, the L-C Amount shall be reduced pursuant to the following: Provided Tenant satisfies the L-C Reduction Conditions, the L-C Amount shall be reduced by an amount equal to thirty-three percent (33%) of the initial L-C Amount.
If Tenant is allowed to reduce the L-C Amount pursuant to the terms of this Section 22.7, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction. For purposes of this Section 22 7, the "L-C Reduction Conditions" shall mean that (i) Tenant is not then in default under this Lease and has not been in monetary default under this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, at any time during the Lease Term, and (ii) Tenant has achieved positive earnings before interest, taxes, depreciation and amortization ("EBITDA"), as determined in accordance with generally accepted accounting practices ("GAAP") plus stock compensation, for the trailing four (4) consecutive quarters. As used herein, the "Reduction Date" shall mean the date that Tenant satisfies the L-C Reduction Conditions.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:
150-180 BAYTECH DRIVE CA OWNER LLC,
a Delaware limited liability company
By:    Divco West Real Estate Services, Inc.,
    a Delaware corporation
    Its Agent
    By:    /s/ Gregg Walker
    Name:      Gregg Walker
    Its:     Senior Managing Director
TENANT: PROCEPT BIOROBOTICS CORPORATION, a Delaware corporation By: /s/ Kevin Waters Name: Kevin Waters Its: Chief Financial Officer
If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

EXHIBIT A
PROJECT SITE PLAN AND OUTLINE OF THE PREMISES
This Exhibit is intended only to show the approximate location of the Premises in the Building, and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas, or the elements thereof, or of the access ways to the Premises or the Project. The depiction of any interior windows, cubicles, modules, furniture and equipment in this Exhibit, if shown, is for illustrative purposes only, but does not mean that such items exist in the Premises or the Building, or that Landlord shall be obligated to provide, install or construct any such items. This Exhibit shall not be scaled; any measurements or distances shown should be taken as approximate. The inclusion of any elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building, if any, does not mean that such items are part of the Premises or the Building.
PROJECT SITE PLAN

Baytech Dr
Baytech Dr
Baytech Dr
150 Baytech Dr
150-180
180 Bavtech Dr
160 Baytech Dr
170 Bavtech Dr

EXHIBIT A -1-

OUTLINE OF PREMISES

150 BAYTECH - FIRST FLOOR

150 BAYTECH - SECOND FLOOR

EXHIBIT A -2-

160 BAYTECH - FIRST FLOOR

160 BAYTECH - SECOND FLOOR

EXHIBIT A -3-

EXHIBIT B
TENANT WORK LETTER
This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 22 of the Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.
SECTION 1
DELIVERY OF THE PREMISES AND BASE BUILDING
Upon the Delivery Date, Landlord shall deliver the Premises to Tenant, and Tenant shall accept the Premises from Landlord, in its presently existing, "AS-IS" condition as of the date of this Lease.
SECTION 2
TENANT IMPROVEMENTS
2.1    Tenant Improvement Allowance. Tenant shall be entitled to a tenant improvement allowance (the "Tenant Improvement Allowance"), in the amount set forth in Section U of the Summary of Basic Lease Terms, for the costs relating to the design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. The Tenant Improvement Allowance shall expire two (2) years after the Delivery Date and any unused amount of the Tenant Improvement Allowance remaining on such date shall revert to Landlord. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord's reasonable rules, regulations, and restrictions, including the requirement that any cabling vender must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be approved by Landlord, such approvals not to be unreasonably withheld, conditioned or delayed. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installment of such Tenant Improvements; provided, however, that, notwithstanding the foregoing, upon written request by Tenant at the time of Tenant's request for Landlord's approval of the "Final Space Plan" and/or the "Final Working Drawings" (as those terms are defined in Section 3.2 and Section 3.3 of this Tenant Work Letter), Landlord shall notify Tenant in writing whether any item of the Tenant Improvements reflected in the Final Space Plan and/or the Final Working Drawings will be required to be removed pursuant to the terms of this Section 2.1.
2.2    Disbursement of the Tenant Improvement Allowance.
2.2.1    Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):
2.2.1.1    Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and Tenant’s construction manager fee, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $5.00 per rentable square foot of the Premises, and payment of the fees incurred by Landlord in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter and in connection with the construction of the Tenant Improvements;

EXHIBIT B -1-

2.2.1.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.1.3    The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;
2.2.1.4    The cost of any changes in the base Building structure when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.5    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");
2.2.1.6    The cost of connection of the Premises to the Building's energy management systems;
2.2.1.7    Sales and use taxes and Title 24 fees; and
2.2.1.8    All other actual and reasonable costs incurred by Landlord in connection with the construction of the Tenant Improvements.
2.2.2    Disbursement of Tenant Improvement Allowance. Subject to the provisions of this Tenant Work Letter, a check for the lesser of (a) the amount actually spent by Tenant for Tenant Improvement Allowance Items, and (b) the amount of the Tenant Improvement Allowance, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Premises, provided that (i) Tenant provide invoices marked paid, or other evidence of amounts expended by Tenant, (ii) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, (iii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, and Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, and (iv) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.
2.2.3    Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.
2.3    Standard Tenant Improvement Package. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of Building standard components customary in buildings in comparable properties located in San Jose, California, provided that the Tenant Improvements shall comply with any specifications reasonably designated by Landlord and communicated to Tenant prior to the design and construction of the Tenant Improvements.
2.4    Preliminary Space Plan Allowance. In addition to the Tenant Improvement Allowance, Landlord shall pay an amount up to Fifteen Cents ($0.15) per rentable square foot of the Premises (the "Space Plan Allowance") for the preparation by Tenant's Architect of a preliminary space plan for the Premises (the "Space Plan"). In no event shall Landlord make disbursements from the Space Plan Allowance for costs which are either (i) unrelated to the Space Plan, or (ii) with respect to the Space Plan, in a total amount which exceeds the Space Plan Allowance. The procedure for disbursement of the Space Plan Allowance shall be the same as the procedure to disburse the Tenant Improvement Allowance.

EXHIBIT B -2-

SECTION 3
CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner selected by Tenant and reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants selected by Tenant and reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." Tenant shall be required to include in its contracts with the Architect and the Engineers a provision which requires ownership of all Construction Drawings to be transferred to Tenant upon the Substantial Completion of the Tenant Improvements and Tenant hereby grants to Landlord a non-exclusive right to use such Construction Drawings for any purpose related to the Project, including, without limitation, a right to make copies thereof. All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.
3.2    Final Space Plan. Tenant shall supply Landlord with one (1) electronic copy of its final space plan for the Premises and no more than two (2) hard copies signed by the Tenant upon request by Landlord, before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.
3.3    Final Working Drawings. Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with one (1) electronic copy and, upon Landlord's request, no more than two (2) hard copies of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the "Permits"). Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial

EXHIBIT B -3-

acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.
3.5    Timing of Landlord Review. Landlord shall review Tenant’s initial submittals of the Space Plan and Final Working Drawings within the time periods set forth above, and shall review all submittals after the initial submittal of each such item within five (5) business days of Landlord’s receipt thereof. If Landlord fails to respond within such day periods, as applicable, then Tenant may send Landlord a reminder notice, which reminder notice shall include a copy of the complete Space Plan or Final Working Drawings, as applicable setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve points in size: "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN A LANDLORD DELAY (the "Plans Reminder Notice"). If Landlord fails to respond within five (5) business days after receipt of a Plans Reminder Notice, then such failure shall be deemed a "Landlord Delay" (as such term is defined in Section 5.6, below).
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Tenant's Selection of Contractors.
4.1.1    The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant and reasonably approved by Landlord.
4.1.2    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") shall be selected by Tenant and reasonably approved by Landlord. Landlord will approve or disapprove Tenant’s Agents within ten (10) business days following Tenant’s written request. If Landlord fails to respond within such ten (10) business day period, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within three (3) business days of receipt of such additional notice, any period following such three (3) business day period until Landlord approves Tenant's Agents shall be deemed a Landlord Delay Notwithstanding the foregoing, Tenant shall use Landlord designated subcontractors for the following trades: Fire protection systems and life safety systems.
4.2    Construction of Tenant Improvements by Tenant's Agents.
4.2.1    Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs. If after the completion of the Tenant Improvements, it is

EXHIBIT B -4-

determined that Tenant has overpaid the Over-Allowance Amount, Landlord shall at Tenant's option, credit such overpayment to Tenant within ten (10) business days of such determination or apply such overpayment to Tenant’s first (and subsequent if needed) Base Monthly Rent. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, (b) Tenant has procured and delivered to Landlord a copy of all Permits, and (c) Tenant has delivered to Landlord the Over-Allowance Amount.
4.2.2    Tenant's Agents.
4.2.2.1    Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord's rules and regulations for the construction of improvements in the Building, (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. In the event of a conflict between the Approved Working Drawings and Landlord's construction rules and regulations, Landlord, in its reasonable discretion, shall determine which shall prevail.
4.2.2.2    Indemnity. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord or its or their members, partners, shareholders, officers, directors, agents, employees and/or contractors, or the failure of Landlord to disburse the Tenant Improvement Allowance as and when required hereunder.
4.2.2.3    Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4    Insurance Requirements.
4.2.2.4.1    General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2    Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such

EXHIBIT B -5-

other reasonable insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.
4.2.3    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
4.2.4    Inspection by Landlord. Tenant shall provide Landlord with reasonable prior notice of any inspection to be performed by a governmental entity in connection with the construction of the Tenant Improvements in order to allow Landlord to be present during such inspection. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.
4.2.5    Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

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4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord four (4) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
SECTION 5
MISCELLANEOUS
5.1    Tenant's Representative. Tenant has designated Bob Pope (b.pope@procept-biorobotics.com; (408) 499-7673) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.2    Landlord's Representative. Landlord has designated Michael Pelletier as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
5.3    Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).
5.5    Utilities & Loading Dock. Landlord shall provide to Tenant and Tenant's agents, at no cost to Tenant, but subject to availability, normal Building power, water, restrooms and loading dock service in connection with initial construction of the Tenant Improvements, furnishing and moving into the Premises; provided, however, with respect to Tenant's use of the loading dock after Building Hours, if so requested by Tenant, Tenant shall be required to pay for the reasonable out-of-pocket costs incurred by Landlord for after-hours access control personnel.
5.6    Landlord Delay. The Lease Commencement Date shall occur as provided in Section J of the Summary, provided that the time period set forth in Section J(ii) of the Summary shall be extended by the number of days of delay of the "Substantial Completion of the Tenant Improvements," as that term is defined below, in the Premises to the extent caused by a “Landlord Delay,” as that term is defined, below. As used herein, the term “Landlord Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) material and unreasonable interference by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements which objectively precludes or delays the construction of tenant improvements in the Building by any person, which interference relates to access

EXHIBIT B -7-

by Tenant, or Tenant’s Agents to the Building or any Building facilities or service during normal construction hours, or the use thereof during normal construction hours; and (ii) delays due to the acts or failures to act of Landlord with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter).
5.6.1    Determination of Landlord Delay. If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the "Delay Notice") of the event which constitutes such Landlord Caused Date Delay. If such actions, inaction or circumstance described in the Delay Notice are not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.
5.6.2    Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Construction Drawings, with the exception of any punch list items.

EXHIBIT B -8-

EXHIBIT C
ACCEPTANCE AGREEMENT
This Acceptance Agreement is made as of _______________, by and between the parties hereto with regard to that certain Lease dated ________________, by and between 150-180 Baytech Drive CA Owner LLC, a Delaware limited liability company, as Landlord ("Landlord"), and ___________________, a __________________, as Tenant ("Tenant"), affecting those premises located at ________________________, California. The parties hereto agree as follows:
1.    Landlord delivered possession of the Premises to Tenant on ___________, with all improvements and work, if any, required of completed in a good and workmanlike manner and otherwise in the condition required under the Lease and Tenant accepted possession of the Premises.
2.    The Lease Commencement Date of the Lease Term for the Premises is _______________, and the Expiration Date of Lease Term for the Premises is __________________, unless sooner terminated according to the terms of the Lease.
3.    Each party represents and warrants to the other that it is duly authorized to enter into this document and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

LANDLORD: 150-180 BAYTECH DRIVE CA OWNER LLC, a Delaware limited liability company By: Divco West Real Estate Services, Inc., a Delaware corporation Its Agent By: Name: Its: Dated:	TENANT: a By: Name: Its: Dated:

EXHIBIT C -1-

EXHIBIT D
APPROVED HAZARDOUS MATERIALS EXHIBIT
[to be inserted upon completion by Tenant]
ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES
Tenant Name:
Lease Address:
Lease Type (check correct box – right click to properties):     ☐ Primary Lease/Lessee
☐ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0    PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0    HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.
2.1    Are any of the following materials handled on the Property? ☐ Yes ☐ No
[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

2-2.    For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

EXHIBIT D -1-

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3.    Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

EXHIBIT D -2-

2-4.    Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation
3.0    HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)
Are (or will) hazardous wastes (be) generated? ☐ Yes ☐ No
If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1    Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2.    List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (Calif-ornia ONLY or recycle)
		FORMCHECKBOX	FORMCHECKBOX
		FORMCHECKBOX	FORMCHECKBOX
		FORMCHECKBOX	FORMCHECKBOX
		FORMCHECKBOX	FORMCHECKBOX
		FORMCHECKBOX	FORMCHECKBOX
3-3.    Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐
3-4.     Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5.    Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.
    ☐ Yes ☐ No

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If YES, please list/describe:

4.0    OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical     Waste” in California)
4-1.    Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.
4-2.    Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste
4-3.     What vendor will be used for off-site autoclaving and/or incineration?
4-5.    Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.
☐ No, but an application will be submitted.
5.0    UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)
5-1.    Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? ☐ Yes ☐ No
NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]
If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.
5-2.    Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

EXHIBIT D -4-

5-3.    Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet
If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).
5-4.    If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5.    If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?
☐ Yes ☐ No
If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).
5-6.        For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?
☐ Yes ☐ No
For new tenants, are installations of this type required for the planned operations? ☐ Yes ☐ No
If YES to either question in this section 5-6, please describe.

6.0    ASBESTOS CONTAINING BUILDING MATERIALS
Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0    OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.        Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.
☐ Yes ☐ No ☐ No, but one will be prepared and submitted to the Landlord property management company.
If so, please attach a copy of this permit or provide it later when it has been prepared.
7-2.        Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do

EXHIBIT D -5-

this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there.
☐ Yes ☐ No, not required. ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.
If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).
7-3.    NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.
CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:
Telephone:

EXHIBIT D -6-

HAZARDOUS MATERIALS BUSINESS PLAN

Insured:

Date:

1.	Address, City, State, Country

2.	Building Usage

3.	Building Status	4.	Who Insures Building

Leased	We do
Owned	Landlord

5.	Other Type of Occupants of Building (if Any)

6.	Total Building Square Footage	7.	Type of Construction

Percent Occupied by Insured

8.	Year Built	9.	No. of Stories

10.	Protective Devices		Yes	No
Is Building Sprinklered?

Fire Alarms?

Smoke Alarms?

Burglar Alarms?

24-hour Guards

Are protective devices central station?

11.	Values (Replacement Cost except Finished Goods at Sales Price):

EXHIBIT D -7-

Clean Room (Class?_________ square footage?_________)
Leasehold Improvements
Furniture, Fixtures, Equipment
Electronic Data Processing Hardware (Computers, printers, etc, EXCLUDING Software)
Inventory
Lab Equipment
Vivarium (Square footage? ____________)
Perishable Property

EXHIBIT D -8-

EXHIBIT E
FORM OF TENANT ESTOPPEL
The undersigned, as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 20___ by and between 150-180 BAYTECH DRIVE CA OWNER LLC, as Landlord, and the undersigned, as Tenant, for Premises located at ______________, certifies as follows:
1.    Attached hereto as Schedule 1 is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Schedule 1 represent the entire agreement between the parties as to the Premises.
2.    The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.    Base Monthly Rent became payable on ____________.
4.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Schedule 1.
5.    Tenant has not transferred, assigned, or sublet any portion of the Premises, nor entered into any license or concession agreements with respect thereto except as follows:    .
6.    Tenant shall not modify the documents contained in Schedule 1 without the prior written consent of Landlord's mortgagee.
7.    All monthly installments of Base Monthly Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. Base Monthly Rent is currently payable at the rate of $_____________________.
8.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
9.    No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $_____________________, as provided in the Lease.
10.    As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's actual knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.    If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.    Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
14.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
15.    Tenant has not been granted an early termination right or option under the Lease.
16.    Tenant has not been granted a purchase option with respect to the Premises, the Building and/or the Project under the Lease.

EXHIBIT E -1-

17.    Tenant has not been granted a right of first refusal and/or a right of first offer on other space contained in the Building and/or the Project under the Lease.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at ______________ on the ____ day of ___________, 20__.
"Tenant":
    ,
a

By:
Its:

By:
Its:

EXHIBIT E -2-

SCHEDULE 1 TO EXHIBIT E
LEASE DOCUMENTS

[to be attached]

SCHEDULE 1 TO EXHIBIT E -1-

EXHIBIT F
OPTION TERM(S)

1.    Option Right. Landlord hereby grants to the originally named Tenant herein (the "Original Tenant") and any Permitted Transferee Assignee two (2) option(s) to extend the Lease Term each for a period of five (5) years (each an "Option Term" and, together, the "Option Terms"). Such option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the Lease Term (or initial Option Term, as applicable), provided that the following conditions (the "Option Conditions") are satisfied: (i) as of the date of delivery of such notice, Tenant is not then in default under this Lease; (ii) as of the end of the Lease Term (or initial Option Term, as applicable), Tenant is not then in default under this Lease; (iii) Tenant has not previously been in default under this Lease beyond any applicable notice and cure period; and (iv) the Lease then remains in full force and effect and Original Tenant occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord's option, exercised in Landlord's sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 1 shall be personal to Original Tenant and may be exercised by Original Tenant only (and not by any assignee, sublessee or other Transferee, of Tenant's interest in this Lease).
2.    Option Rent. The annual Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the Fair Market Rent Rate, as that term is defined below, for the Premises as of the commencement date of the Option Term. The "Fair Market Rent Rate," as used in this Lease, shall be equal to the annual rental rate per rentable square foot projected as of the start of the Option Term (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants (pursuant to recently consummated leases projected to the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a term of five (5) years, in an arm's length transaction, which comparable space is located in Comparable Buildings, as that term is defined in this Section 2, below (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"), taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Market Rent Rate, no consideration shall be given to any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Market Rent Rate shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations in connection with Tenant's lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. For purposes of this Lease, the term "Comparable Buildings" shall mean the Building and those certain other comparable institutionally-owned research and development and/or life science buildings of similar size, age, location, quality of appearance and services to the Building, and located in the San Jose, California area.
3    Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease Term pursuant to Section 1, above, Landlord shall deliver written notice (the "Landlord Response Notice") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice of Landlord's determination of the Option Rent. Within ten (10) days following its receipt of the Landlord Response Notice, Tenant shall notify Landlord in writing whether it accepts or objects to the Option Rent set forth in Landlord's Response Notice. In the event that Tenant in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall meet and attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (or initial Option Term, as applicable) (the "Outside Agreement Date"), then the Option Rent

EXHIBIT F -1-

shall be determined by arbitration pursuant to the terms of this Section 3. Each party shall make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 3.1 through Section 3.4, below. The determination of the arbitrators shall be made by taking into consideration all Comparable Transactions as calculated by calculating the net rent, which net rent shall then be adjusted on an effective basis, which net effective rent shall then be present valued and reduced by all upfront concessions and, thereafter, shall be future valued into an average annual constant rental rate figure (collectively, the "Constant Rate Equivalent Approach").
3.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser, real estate broker, or real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of institutionally-owned properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2, above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."
3.2    The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.
3.3    Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:
3.3.1    Each of Landlord's and Tenant's best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 3, above;
3.3.2    An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;
3.3.3    Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;
3.3.4    That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective determination of Option Rent (the "Briefs");
3.3.5    That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief (the "Rebuttals"); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;
3.3.6    The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

EXHIBIT F -2-

3.3.7    That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;
3.3.8    That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;
3.3.9    The specific persons that shall be allowed to attend the arbitration;
3.10    Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours ("Tenant's Initial Statement");
3.3.11    Following Tenant's Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours ("Landlord's Initial Statement");
3.3.12    Following Landlord's Initial Statement, Tenant shall have one (1) additional hour to present additional arguments and/or to rebut the arguments of Landlord ("Tenant's Rebuttal Statement");
3.3.13    Following Tenant's Rebuttal Statement, Landlord shall have one (1) additional hour to present additional arguments and/or to rebut the arguments of Tenant;
3.3.14    That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's submitted Option Rent is closer to the Option Rent;
3.3.15    That following notification of the Ruling, Landlord's or Tenant's submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent;
3.3.16    That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant; and
3.3.17    If a date by which an event described in Section 3.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.
3.4    In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the average of the Option Rent submitted by Landlord to the arbitration and the Option Rent submitted by Tenant to the arbitration, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

EXHIBIT F -3-

EXHIBIT G
PRIOR TENANT'S FF&E
[ATTACHED]

150/160 Baytech - Furniture, Fixtures and Equipment Inventory List - December 10, 2021

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
150 Baytech First Floor				
CE Manufacturing	B51.A.22.010	72" x 30" Lab Benches	30	Adjustable Height
		ESD Lab Stools	30	Black with Casters
IDF Room	B51.N.X4.002	Cambridge QT600 Sound Masking System Controller	1	
Finish Goods VLM	B51.A.12.030	KardexRemstar Element Vertical Lift Module	1	
Security Operations Center	B51.N.S6.001	Video Displays 43" Samsung	6	
		Video Display 55" LG with direct TV	1	
		Adjustable Height table 46"x29"	1	
		Desk Chairs	4	
		Adjustable Height Tables 70"x29"	2	
		Metal File Cabinet with 4 drawers	2	
		Cushion seating single drawer lateral file	1	
		Small side desk (double drawers)	2	
		Storage Cabinets	1	
Security Office	B51.N.S6.002	Adjustable Height Table 70"x29"	1	
		Desk Chair	1	
		Guest Chairs	2	
		Side table with locker 48"W x 24"D x 28"H	1	
		Small side desk (double drawers)	1	
B150 East Vestibule	B51.N.W4.003	Single Lobby Chairs	2	Brown
		Side table stool	1	Wood
		Lockers (4 doors) 24"W x 18"D x 35"H	2	Gray
		Video Display - 55" Samsung	1	Mounted in Recessed Opening
Huddle Room A	B51.N.M1.001	Huddle Chair (single sofa seat)	4	Tan
		Small Side Tables - 14"w x 18"d x 26"h	3	White
		Audio Visual Display	1	
B150 MDF	B51.N.X4.001	Stem Corporation Battery Storage System (Leased)	1	
Peir 39 Conference Room	B51.N.M2.001	Conference Table - 108"Wx60"x37"	1	White
		Conference Chairs	5	Gray
		Side Bench - 70"w x17"H x22"D	1	Gray
		Glass Marker Board - 72"W x 48"H	1	
		Audio Visual Display - 75" Samsung	1	
Huddle Room B	B51.N.M1.002	Conference Table 72"W x 34"D x 29"H	1	White
		Glass Marker Board - 48"W x 36"H	1	
		Huddle Room Chairs	4	Blue
		Audio Visual Display - 55" Samsung	1	
Flex Office 1	B51.A.33.001	30" x 72" Adjustable Height Table	1	White
		Side table 72"W x 24"D x 29"H	1	White
		Side Table with Locker 48"W x 24"D x 28"H	1	White
		Guest Chairs	2	Dark Blue
		Desk Chair	1	Gray
Flex Office 2	B51.A.33.002	30" x 72" Adjustable Height Table	1	White
		Side table 72"W x 24"D x 29"H	1	White
		Side Table with Locker 48"W x 24"D x 28"H	1	White
		Guest Chairs	2	Dark Blue
		Desk Chair	1	Gray
Flex Office 3	B51.A.33.003	30" x 72" Adjustable Height Table	1	White
		Side Table 72"W x 24"D x 29"H	1	White
		Glass Marker Board - 48"W x 36"H	1	
		Lateral File - 36"w x 15"d x 15"h	1	White with Orange Top
		Desk Chair	1	Gray
		Metal Storage Cabinet with 2 Drawers	1	White
		Guest Chairs	2	Dark Blue
Copy/Print Room	B51.A.33.004	Table - 36"w x 24"d x 28"h	1	White
		Table 72"W x 24"D x 29"H	1	White
		Small Side Table - 24" x 36"	1	White

EXHIBIT G -1-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
Flex Office 4	B51.A.33.005	Metal Cabinet with 2 Drawers	1	White
		Guest Chairs	2	Blue
		Desk Chair	1	Gray
Huddle Room C	B51.N.M1.003	Conference Table 72"W x 34"D x 42"H	1	White
		Glass Marker Board - 48"W x 36"H	1	
		Huddle Room Bar Height Chairs	4	Blue
		Audio Visual Display - 55" Samsung	1	
Phone Room	B51.N.M5.001	Seated Cushion Chair	1	Blue
		Ottoman Seating	1	White with Orange Top
		Table Small - 30" x 30"	1	White
Phone Room	B51.N.M5.002	Working Desk 72"W x 30"D x 28"H	1	White
		Conference Chair	1	Gray
	B51.A.33.006	Adjustable Height Working Desk 72"W x 30"D x 28"H	1	White
		Storage Unit - 24" x 24"	1	White
		Table - 24"d x 48"w x 28"h	1	White
		Under Table Storage Units	2	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Huddle Room D	B51.N.M1.004	Conference Table	1	White
		Huddle Room Chairs	4	
		Audio Visual Display - 55" Samsung (Replace with 65" From IT Inventory)	1	
Flex Office 6	B51.A.33.007	Table	1	White
		Desk Chair	1	Gray
Fisherman's Wharf Conference Room	B51.N.M2.002	Conference Table - 108"x60"x37"	1	White
		Conference Chairs	7	Gray
		Glass Marker Board - 72"W x 48"H	1	
		Audio Visual Display - 75" Samsung	1	
Golden Gate Conference Room	B51.N.M3.001	Conference Table - 192"x60"x48"	1	White
		Glass Marker Board - 96"x48H	1	
		Side Bench - 70"w x17"H x22"D	4	Gray
		Credenza - 72"W x36"H x24D	1	Wood Plastic Laminate
		Conference Room Chairs	13	Gray
		Audio Visual Display - 85" Samsung	1	
Town Square	B51.N.C3.001	Bench Seating double side	2	Blue
		Bench Seating single side	2	Blue
		Break Room Tables 36x36 x 29"H	5	White
		Break Room Table 30" Diameter	1	White
		Break Room Tables 48"Wx30"D x 29"H	3	White
		Break Room Stools	3	White
		Break Room Chairs	14	Wood
		Video Display - 55" LG For Direct TV	1	
North Vestibule	B51.N.W4.012	Bicycle Repair Rack	1	Black
		Video Display - 55" Samsung	1	
Town Square Prep Room	B51.N.C3.002	Refrigerators	3	Black
		Microwave Ovens	7	
Manufacturing Engineering Lab	B51.A.24.010	Lab Benches	6	White
		Lab Stools	7	4 Gray, 3 Blue
Accessories Manufacturing Lab	B51.A.24.020	Lab Benches - Adjustable Height	2	White
		Lab Stools	3	Black
DI Water Room	B51.N.X5.005	Water Softener System	1	
		DI Water System	1	Does not include leased exchangeable resin tanks
Lockers	B51.A.22.060	Personnel Lockers (64 individual lockers)	1	
		Gowning Lockers (96 Individual lockers)	1	
West Vestibule	B51.N.W4.011	Audio Visual Display - 55" Samsung	1	
Finished Goods Release	B51.A.12.010	Warehouse Pallet Racking - 144"H x 248"W x 42"D (6 Racks Wide)	6	
		Metal Storage Racks (4 shelves) 84"H x60"W x 24"D	5	
		Warehouse Pallet Racking - 144"H x 448"W x 42"D (6 Racks Wide)	1	
		Warehouse Pallet Racking - 144"H x 304"W x 42"D (4 Racks Wide)	4

EXHIBIT G -2-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
Finished Goods Distribution Center	B51.A.12.020	30" x 72" Adjustable Height Table	5	White
		Working desk 96"W x 36"D x 32"H	1	White
		Desk Chairs	6	Gray
Shipping	B51.A.14.010	Warehouse Pallet Racking - 120"H x 198"W x 48"D (4 Racks Wide)	4	
		Warehouse Pallet Racking - 120"H x 100"W x 48"D (2 Racks Wide)	2	
Lobby	B51.N.W1.001	Sofa 95" x 95"(L-Shape)	1	Gray
		Video Display - 85" Samsung	1	
		Small Table	1	Marble Top
		Desk Chair	2	Gray
		Reception Desk	1	
		Small 42" Diameter Table	1	Marble Top
Finished Goods VLM	B51.A.12.030	KardexRemstar "Element" Series Vertical Lift Module (27 feet high)	1	
160 Baytech First Floor				
Receiving	B61.A.12.010	Warehouse Pallet Racking - 112"H x 298"W x 48"D (3 Racks Wide)	2	
		Warehouse Pallet Racking - 144"H x 200"W x 48"D (4 Racks Wide)	1	
		Warehouse Pallet Racking - 144"H x 200"W x 48"D (4 Racks Wide)	1	
		Storage Shelves - 184"H x 48"W x 23"D	2	
		Display Samsung 70"	1	
		Small Table 36"w x 24"d x 28"h	1	White
		Adjustable Height desk 70"x29"	3	White
		Desk Chair	3	Gray
		Under table double drawers	4	White
Incoming Quality Assurance	B61.A.25.010	Lab Benches	9	White Top, Blue Frame
		Lab Chairs	4	
		Desk Chair	8	Black
Decontamination Lab	B61.A.15.010	Lab Benches	4	White
		lab Chairs	3	Black
Stockroom	B61.A.11.010	Warehouse Pallet Racking - 120"H x 100"W x 48"D (2 Racks Wide)	1	
		Warehouse Pallet Racking - 120"H x 198"W x 48"D (4 Racks Wide)	3	
		Warehouse Pallet Racking - 120"H x 400"W x 48"D (8 Racks Wide)	1	
		Insustrial Shelving - 96"H x 60"W x 18"D	9	
		Insustrial Shelving - 122"H x 48"W x 24"D	3	
		Insustrial Shelving - 82"H x 48"W x 24"D	4	
		Adjustable Desk 58"x29"	4	White
		Adjustable Desk 70"x29"	2	White
		Under Table small double Shelves drawers	7	White
		Display Samsung 70"	1	
		Lab Chairs	7	
Stock Room VLM	B61.A.11.020	KardexRemstar "Element" Series Vertical Lift Module (27 feet high)	2	
West Vestibule	B61.N.W1.002	Video Display - 55" Samsung	1	
B160 MDF	B61.N.X4.001	Stem Corporation Battery Storage System (Leased)	1	Need to Transfer Ownership
Facilities Shop	B61.N.S5.001	Lab Benches	7	
		High Density Storage System Shelves - 8 Shelf Rows	1	
		Lab Chairs	5	
Repair Operations	B61.A.23.010	Lab Benches	27	
		Lab Chairs	27	
		Display Samsung 75"	1	
Phone Room	B61.N.M5.001	Small Table 25"w x 25"d x 15"h	1	White
		Chair	2	
Phone Room	B61.N.M5.002	Small Table 25"w x 25"d x 15"h	1	White
		Chair	2	
Innovation Center	B61.N.C3.010	Undercounter Refrigerators	2	Stainess Steel
		Break Room Tables - 42" x 42"	5	Green
		Break Room Chairs	18	Wood
		Break Room Tables - 36" x 36"	5	White
		Break Room Bar Height Table	3	Black
		Break Room Bar Height Stools	3	Wood
		56" LG Audio Visual Display (for Direct TV)	1

EXHIBIT G -3-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
Abele Conference Room	B61.N.M3.001	Conference Table - 16'-0" x 4'-0"	1	White
		Credenza 6'-0" x 2'-0"	1	Brown
		Credenza 6'-0" x 2'-0"	1	Brown
		Glass Marker Board - 8'-0" x 4'-0"	1	
		Conference Room Chairs	10	
		Audio Visual System	1	
		85" Samsung Audio Visual Display	2	
Training Room #1	B61.N.M4.001	Conference Tables 6'-0" x 2'-0"	8	Wood, Folding with Casters
		Blue Conference Chairs	16	Blue
		Projection Screen 126"w x 81"h	1	
		Ricoh Projector	1	
		Glass Marker Board 8'-0" x 4'-0"	1	
		85" Audio Visual Display (Direct TV) (replace with 75" Samsung From IT Inventory)	1	
Training Rooom #1 Storage	B61.N.M4.002	Blue Conference Chairs	20	
Lobby	B61.N.W4.007	Lockers (4 doors) 24"W x 18"D x 35"H	2	Gray
Cafe Servery	B61.N.C2.002	U.S. Range Grille and Oven	1	
		Garland Cook Top and Oven	1	
		Imperial Fryer	1	
		Tornado Toaster Oven	1	
		Ecolab Prep Table	2	
		True Double Wide Refrigerator	1	
		Turbo Air Freezer	1	
		NEC Video Display - 44"	3	
Cafe Dining Area	B61.N.C2.001	Turbo Air Open Shelf Refrigerator Unit	2	
		Refrigerator	1	Stainless Steel
Cafe Preparation Area	B61.N.C2.003	Dukers Double Door Refrigerator	1	
		CresCor Heated Cabinet	1	
		Hoshizaki Ice Maker - Large	1	
		Hoshizaki Ice Maker - Small	1	
		Traulsen Double Door Freezer	1	
		Traulsen Double Door Refrigerator	1	
IDF Room	B61.N.X4.002	Cambridge QT600 Sound Masking System Controller	1	
Training Room #2	B61.N.M4.004	AV System - Ricoh Projector	1	Located in AV Closet B61.N.M4.006
		Audio Visual Displays - 85" Samsung	1	
		Recessed Projection Screen 9'x12'	1	
		AV System - Ricoh Projector	1	
Training Room #2 Storage Room	B61.N.M4.005	Blue Town Hall Chairs	88	
		Wood Break Room Stools	19	
		Wood Break Room Chairs	7	
		Conference Room Folding Tables 72" x 24"	10	
Training Room #3	B61.N.M4.007	Chairs (small blue)	10	
		Chairs (tall wooden)	8	Bar Stool Height
		Breakroom table 36"x36"x29"H	1	White Top
		Breakroom table 42"x42"x29"H	6	Green Top
		Breakroom table 29"x29"x43"H (tall)	2	Black Top
		Breakroom table 24"x24"x29"H (Small)	1	White Top
		Long Tables 72"Wx24"Dx28"H(Folding with Casters)	28	Training Room Tables
		Audio Visual Display - 85" Samsung	1	
		AV System - Ricoh Projector	1	
		Recessed Projection Screen 9'x12'	1	
Training Room #3 Storage Room	B61.N.M4.008	Blue Town Hall Chairs	40	
Men's Locker Room	B61.N.C1.006	Lockers (2-20 locker units installed back to back)	40	
		Round Stools - 18"D x17"H	6	
		Bench 48"H x 20"D x 19"W	1	
		Wardrobe Compartment - 77"H x 18"D x 48"W	1	
		New Towel Shelf - 44"H x 40"W	1	
		Dirty Towel Dispenser - 34"H x 23"D x 40"W	1	
		Lockers (2-20 locker units installed back to back)	40

EXHIBIT G -4-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
Women's Locker Room	B61.N.C1.004	Round Stools - 18"D x17"H	6	
		Bench 48"H x 20"D x 19"W	1	
		Wardrobe Compartment - 77"H x 18"D x 48"W	1	
		New Towel Shelf - 44"H x 40"W	1	
		Dirty Towel Dispenser - 34"H x 23"D x 40"W	1	
Fitness Center	B61.N.C1.002	Used Towel Bin 28"w x 24"d x 34"h	1	
		Reception Tables - 72"x30"x28"h & 36"x24"x28"h	1	
		Adjustable Height Tables 72"w x 29"d	2	
		New Towel Shelf 24"w x 12"d x 34"h	1	
		Matrix C7xi Climbmill	1	
		Matrix R7xi Recumbent Bicycle	1	
		Sci Fit Pro 4700, Upper Body Ergonomics	1	
		Matrix A7xi Ascent Trainer, Elliptical	3	
		Matrix T7xi Treadmill	3	
		Concept 2 Rower	1	
		FreeMotion - F500-16.1 Genesis DS, Chest/Shoulder	1	
		FreeMotion - F505-16.1 Genesis DS, Deltoid	1	
		FreeMotion - F501-16.1 Genesis DS, Ab/Bicep	1	
		FreeMotion - F502-16.1 Genesis DS, Lat Pull/High Row	1	
		FreeMotion - F503-16.1 Genesis DS, Quad/Hamstring	1	
		Life Fitness, Dual Adjust Pulley	1	
		Life Fitness Hammer, 0-80 Degree Bench with Dumbell/Power Rack	2	
		Life Fitness Hammer, Adjustable Decline Bench	1	
		Keiser M31 Spin Bike with Computer	6	
		56" LG Direct TV Display	1	
		75" Audio Visual Display	1	
150 Baytech Second Floor				
Huddle Room A	B52.N.M1.001	14"d x 66"w x 23"h Small Table	1	White Top
		Huddle Room Chairs with Attached Writing Table	3	2 Dark Blue, 1 Light Blue
		Audio Visual Display - 55" Samsung	1	
Work Area	B52.N.V1.001	Chairs with Attached Side Writing Table	4	Brown
		Sofa 92"W x 40"D (three people) Relocate to 2nd Floor	1	Grey
		Low Table - 39"w x 32"d x 13"h	1	Black Metal Top
		Lockers (4 doors) 24"W x 18"D x 35"H	2	Gray
Flex Office 1	B52.N.S5.001	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Grey
		Guest Chairs	2	Blue
Flex Office 2	B52.N.V2.001	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Grey
		Guest Chairs	2	Blue
Flex Office 3	B52.N.V2.002	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Grey
		Guest Chairs	2	Blue
Copy/Print Room	B52.N.S2.001	Table - 36"w x 24"d x 28"h	1	White
Storage Room	B52.N.V2.003	Table - 72"w x 30"d x 28"h	1	White
		File Cabinet - 42"w x 18"d x 68"h, 3 Drawers with Shelf	2	White
		Storage Cabinet - 36"w x 18"d x 72'h, 2 Doors	1	Gray
Huddle Room B	B52.N.M1.002	"D" Shaped Conference Table - 70"W x30"H x 36"D	1	White
		Conference Room Chairs	4	Light Blue
		48"w x 38"h Glass Marker Board - Size	1	
		Audio Visual Display - 55" Samsung	1	
Phone Room	B52.N.M5.001	Cushion Chair	1	Blue Pattern
Phone Room	B52.N.M5.002	Chair with Casters	1	Brown
Bull Pen Open Office Area - East Side	B52.N.30.001	Adjustable Height Tables	32	Wood Plastic Laminate
		Bench Seating (2) and Table - 48"w x 30"d x 28"h	2	Blue Seating with White Table
		Desk Chairs	32	Gray
Office	B52.A.01.002	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Gray

EXHIBIT G -5-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
		Guest Chairs	2	Blue
Half Dome Conference Room	B52.N.M3.001	Conference Table - 108"x59"x37"	1	White
		Conference Room Chairs	6	Grey
		Glass Marker Board - 72"x48"	1	
		Audio Visual Display 75" Samsung	1	
IDF Room	B52.N.X4.002	Cambridge QT600 Sound Masking System Controller	1	
		Schneider Electric Struxureware Building Management System Computer	1	Needed to Adjust and Control HVAC Systems
		Lutron Lighting Control System Computer	1	Needed to Adjust Lighting
Flex Office 4	B52.N.V2.004	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Glacier Point Conference Room	B52.N.M2.003	Conference Table - 108"x59"x37"	1	White
		Glass Marker Board - 72"x48"	1	
		Conference Room Chairs	7	Gray
		Audio Visual Display - 75" Samsung	1	
Breakroom	B52.N.C3.004	Tables 36"Wx36"D	4	White
		Chairs (breakroom small chair white color)	8	White
		Refrigerators 65"h x 30"w x 30"d	3	White
El Capitan Conference Room	B52.N.M2.004	Conference Table - 108"x59"x37"	1	White
		Glass Marker Board - 36"Hx48"W	1	
		Audio Visual Display 53" Samsung	1	
		Conference Room Chairs	6	Gray
Bridal Veil Fall Conference Room	B52.N.M2.005	Conference Table - 108"x59"x37"	1	White
		Glass Marker Board - 72"wx48"h	1	
		Conference Room Chairs	7	Gray
		Audio Visual Display - 75" Samsung	1	
Mariposa Grove Conference Room	B52.N.M2.006	Conference Table - 108"x59"x37"	1	White
		Glass Marker Board - 72"W x48"H	1	
		Conference Room Chairs	7	Gray
		Audio Visual Display - 75" Samsung	1	
Lake Tahoe Conference Room	B52.N.M3.004	Conference Table - 192"x60"x48"	1	White
		Glass Marker Board - 96"x48H	1	
		Side Bench - 70"w x17"H x22"D	2	Gray
		Credenza - 72"W x36"H x24D	1	Wood Plastic Laminate
		Conference Room Chairs	11	Gray
		Audio Visual Display - 85" Samsung	1	
Yosemite Conference Room	B52.N.M3.003	Conference Table - 192"x60"x48"	1	White
		Glass Marker Board - 96"x48H	1	
		Side Bench - 70"w x17"H x22"D	2	Gray
		Credenza - 72"W x36"H x24D	1	
		Conference Room Chairs	11	Gray
		Audio Visual Display - 85" Samsung	1	
Kings Canyon Conference Room	B52.N.M3.002	Conference Table - 192"x60"x48"	1	White
		Glass Marker Board - 96"x48H	1	
		Side Bench - 70"w x17"H x22"D	2	Gray
		Credenza - 72"W x36"H x24D	1	Wood Plastic Laminate
		Conference Room Chairs	10	Gray
		Audio Visual Display - 85" Samsung	1	
Mt. Whitney Conference Room	B52.N.M3.001	Conference Table - 60"W x29"H x24"D	6	White
		Glass Marker Board - 96"x48H	1	
		Side Bench - 70"W x17"H x22"D	2	Gray
		Credenza - 72"W x 39"H x24"D	1	White
		Conference Room Chairs	10	Gray
		Audio Visual Display - 85" Samsung	2	
Huddle Area F	B52.N.M1.006	Round 30" Diameter Table	1	White
		Cushion Seating 35" Diameter	2	Orange
		Bar Stools	4	Blue
		Small Bat Height Tables - 30"w x 30"d x 41"h	2	White

EXHIBIT G -6-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
		Chair	4	Blue
		Small Laptop Stand	2	White
		Star Shaped Seating	1	Blue
Tuolumne Meadows Conference Room	B52.N.M2.002	Conference Table - 108"x59"x37"	1	White
		Glass Marker Board 72"W x48"H	1	
		Side Bench - 70"W x17"H x22"D	1	Gray
		Conference Room Chairs	6	Gray
		Audio Visual Display - 75" Samsung	1	
Phone Room	B52.N.M5.003	Small Table	1	White
		Chair	1	Blue
Phone Room	B52.N.M5.004	Adjustable Height Table - 29"d x 58"w	1	White
		Chair	1	Gray
Huddle Room C	B52.N.M1.003	Conference Table - 72"W x42"H x 34"D	1	White
		Conference Room Bar Height Chairs	3	Blue
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 65" Samsung	1	
Flex Office 5	B52.N.V2.005	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Gray
Flex Office 6	B52.N.V2.006	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Gray
Flex Office 7	B52.N.V2.007	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Gray
Huddle Room D	B52.N.M1.004	14"d x 66"w x 23"h Small Table	1	White
		Huddle Room Chairs with Attached Writing Table	3	2 Dark Blue, 1 Light Blue
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 56"Samsung	1	
Flex Office 8	B52.N.V2.008	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Nlue
Flex Office 9	B52.N.V2.009	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Gray
Flex Office 10	B52.N.V2.010	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Copy Room	B52.N.S2.008	24"d x 48"w Table	1	White
Flex Office 11	B52.N.V2.011	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Office	B52.A.33.001	30" x 72" Adjustable Height Table	1	White
		24"d x 72"w Table	1	White
		24"d x 48"w Table	1	White
		Storage Unit - 24" x 24"	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Office	B52.A.33.002	30" x 72" Adjustable Height Table	1	White
		24"d x 72"w Table	1	White
		24"d x 48"w Table	1	White
		Desk Chair	1	Blue
		File Drawer Units	2	White
		LED Display - Samsung 55"	1	
		Guest Chairs	2	Blue
Huddle Room E	B52.N.M1.005	Small chairs	2	Gray
		Conference Table - 72"W x 34"D x 30"H	1	White
		Conference Room Chairs	3	Blue

EXHIBIT G -7-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 56" Samsung	1	
Sequoia Conference Room	B52.N.M2.008	Video Table 66"W x 23"H x 14"D	2	White
		Cushion Chair Seating - 33"w x 33"d	2	Green
		Cushion Chair Seating 65"w x 33"d	1	Blue
		Ottoman - 18" Diameter	2	Orange
		Round Seat Cushion - 24" Diameter	2	Blue
		Glass Marker Board - 96"W x47"H	1	
Media Room	B52.N.C4.001	Sofa 3'-1" x 6'-0"	2	
		56" Samsung TV	1	
		TV Stand - 36"w x 18"d x 13"h	1	White
Game Room	B52.N.C3.003	Ping Pong Table	1	White
		Chairs	2	Light Blue
		Fooseball Table	1	
		Glass Marker Boards - 4'-0" x 3'-0"	2	
Phone Room	B52.N.M5.005	Small Table - 26"d x 26"w x 13"h	1	White
		Ottoman	1	Orange and White
		Cushion Chair	1	Blue
Breakroom/ Collaboration Area	B52.N.C3.001	Huddle Bench Seating (2) with Table 48"w x 30"d x 28"h	4	Brown Seating with White Tables
		Marker Boards	4	White
		Couch - Size 92"x40"	1	Tan
		Break Room Tables - 36" x 36"	2	White
		Refrigerators	2	Stainless Steel
		Blue Plastic Break Room Chairs	8	
Collaboration Area	B52N.C3.002	"L" Shaped Seating Area with High Back Panels	1	Green and Blue
		Video Displays LG 55" with Direct TV	1	
		Video Display 75" Samsung	1	
		Collaboration Bar Stools	9	White
160 Baytech Second Floor				
Galileo Conference Room	B62.N.M4.001	Conference Tables - 60"x24	5	Brown
		Glass Marker Board - 96"W x48"H	1	
		Credenza 72"W x 24"H x36"D	1	Light Brown
		Conference Room Chairs	9	Gray
		Audio Visual Display 75" Samsung	1	
Curie Conference Room	B62.N.M4.002	Conference Table - 192"x60"x48"	1	White
		Glass Marker Board - 96"x48H	1	
		Side Bench - 70"w x17"H x22"D	1	
		Credenza - 72"W x36"H x24D	1	Light Wood Color
		Audio Visual Display - 86" Samsung	1	
		Conference Room Chairs	11	Gray
Edison Conference Room	B62.N.M4.003	Glass Marker Board - 96"x48H	1	
		Side Bench - 70"w x17"H x22"D	1	
		Credenza - 72"W x36"H x24D	1	Light Colored Wood
		Audio Visual Display - 85" Samsung	1	
		Conference Room Chairs	11	
Patrice Bath Conference Room	B62.N.M3.001	Conference Table - 108"W x 59"D X 37"D	1	White
		Glass Marker Board - 72"W x48"H	1	
		Conference Room Chairs	6	Gray
		Audio Visual Display 75" Samsung	1	
Office	B62.A.33.001	30" x 72" Adjustable Height Table	1	White
		Table 24" x 72"	1	White
		Side Table 24" x 36"	1	White
		File Drawer Units	2	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Copy Room	B62.N.S2.001	24"d x 48"w Table	1	White
Huddle Room F	B62.N.M1.00[illegible]	Conference Room Bat Height Chairs	4	Blue
		Conference Table - 72"W x 33D x 42H	1	White

EXHIBIT G -8-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
		4'w x 3'h Glass Marker Board	1	
		Audio Visual Display - 55" Samsung	1	
Flex Office 1	B62.N.V2.001	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Gray
Huddle Room G	B62.N.M1.003	Conference Room Chairs	4	Blue
		Conference Table - 72"W x 33D x 42H	1	White
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 55" Samsung	1	
Huddle Room D	B62.N.M1.004	14"d x 66"w x 23"h Small Table	1	White
		Huddle Room Chairs with Attached Writing Table	3	1 Light Blue, 2 Dark Blue
		Audio Visual Display - 55" Samsung	1	
		4'w x 3'h Glass Marker Board	1	
Huddle Room E	B62.N.M1.005	14"d x 66"w x 23"h Small Table	1	White
		Huddle Room Chairs with Attached Writing Table	3	
		Audio Visual Display - 55" Samsung	1	
		4'w x 3'h Glass Marker Board - Size	1	
Shingo Audit Room	B62.N.M3.004	Tables - Size 72"W x 24"D x28"H	8	Wood Top
		Glass Marker Board - 48"W x36"H	3	
		Small Table 36" x24"	1	White
		Conference Room Chairs	8	Gray
		Audio Visual Display 85" Samsung	6	
Data Center	B62.N.X4.001	Schneider Electric Uninterupted Power Supply (UPS)	1	
		Metal Cabinets 72"H x 36"W	2	
		Telecommunications Racks	4	
		APC Server Cabinets	5	
Help Desk	B62.N.S4.001	Video Display 60" LG	1	
		Small Table 36" x24"	1	White
		Service Counter	1	
Flex Office 5	B62.A.33.015	30" x 72" Table	1	White
		Desk Chair	1	
		Guest Chair	1	
Facility Storage Room	B62.A.03.001	Spare Steelcase Parts for Workstations	1	Miscellaneous Workstation Components
		Industrial Shelving	6	Particle Board Shelves
Einstein Conference Room	B62.N.M3.002	Conference Table - 168"W x 60"D 48"D x 29"H	1	White
		Glass Marker Board - 48"W x36"H	1	
		Conference Room Chairs	7	Gray
		Audio Visual Display 75" Samsung	1	
Office	B62.A.33.002	30" x 72" Adjustable Height Table	1	White
		Side Table 24" x 48"	1	White
		Table 24" x 72"	1	White
		Desk Chair	1	Gray
		Guest Chairs	1	Blue
Flex Office 2	B62.N.V2.002	30" x 72" Adjustable Height Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Flex Office 3	B62.N.V2.003	30" x 72" Table	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Huddle Room C	B62.N.M1.006	Conference Room Chairs	4	Blue
		Conference Table - 72"W x 33D x 42H	1	White
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 55" Samsung	1	
Geer Conference Room	B62.N.M3.003	Conference Table - 108"W x 60"D36"D x 30"H	1	White
		Glass Marker Board - 72"W x48"H	1	
		Conference Room Chairs	6	Gray
		Audio Visual Display 75" Samsung	1	
		30" x 72" Table	1	White

EXHIBIT G -9-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
Office	B62.A.33.003	Guest Chairs	2	Blue
		Side Table 72"W x 24D" x 28"H	1	White
		Desk Chair	1	Gray
Office	B62.A.33.004	30" x 72" Table	1	White
		24" x 72" Table	1	White
		Glass Marker Board - 48"W x36"H	1	
		Desk Chair	1	Gray
Cal Lun Conference Room	B62.N.M2.004	Conference Table - 72"W x 33D x 30H	1	White
		Conference Room Chairs	8	Gray
		Audio Visual Display - 75" Samsung	1	
		Glass Marker Board - 48"W x36"H	1	
Flex Office 4	B62.N.V2.004	30" x 72" Adjustable Height Table	1	White
		24" x 72" Table		White
		Desk Chair	1	Gray
		Glass Marker Board - 48"w x 36"h	1	
		Guest Chairs	2	Blue
Shirley Ann Jackson Conference Room	B62.N.M3.005	Conference Table - 108"W x 60"D36"D x 30"H	1	White
		Glass Marker Board - 72"W x48"H	1	
		Conference Room Chairs	7	Gray
		Audio Visual Display 75" Samsung	1	
Huddle Room B	B62.N.M1.007	Conference Room Bar Height Chairs	5	Blue
		Conference Table - 72"W x 33D x 42H	1	White
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 55" Samsung	1	
Office	B62.A.33.004	30" x 72" Adjustable Height Table	1	White
		Side Table 72"W x 24D" x 28"H	1	White
		Side Table with attched cabinet 84"W x 24D" x 28"H	1	White
		Desk Chair	1	Gray
		Glass Marker Board - 48"W x36"H	1	
		Guest Chairs	2	Blue
Office	B62.A.33.005	30" x 72" Adjustable Height Table	1	White
		Side Table 72"W x 24D" x 28"H	1	White
		Side Table with attched cabinet 84"W x 24D" x 28"H	1	White
		Desk Chair	1	Gray
		Glass Marker Board - 48"W x36"H	1	
		Guest Chairs	2	Blue
Office	B62.A.33.006	30" x 72" Adjustable Height Table	1	White
		Side Table 24" x 36"	1	White
		Desk Chair	1	Gray
		Guest Chairs	2	Blue
Huddle Room A	B62.N.M1.001	14"d x 66"w x 23"h Small Table	1	White
		4'w x 3'h Glass Marker Board - Size	1	
		Audio Visual Display - 55" Samsung	1	
IDF Room	B62.N.X4.002	Cambridge QT600 Sound Masking System Controller	1	
Hopper Conference Room	B62.N.M2.006	Conference Table - 96"W x 60"D36"D x 30"H	1	White
		Glass Marker Board - 48"W x36"H	1	
		Side Bench - 70"W x17"H x22"D	1	Gray
		Conference Room Chairs	6	Gray
		Audio Visual Display 75" Samsung	1	
Miscellaneous				
Various	Various	Cintas First Aid Cabinets	4	Mounted on Walls at Various Locations
Various	Various	AED	4	Mounted on Walls at Various Locations
Various	Various	Fire Extinguishers	10	Mounted in Recessed Cabinets Around the Facility
Exterior				
Cardboard Baler Enclosure	B61.N.X5.006	Cardboard Baler	1	
Cargo Container (Connected to Alarm)	West Parking Lot	10'-0" x 30'-0"x 8'-6"h Cargo Container w/ Roll-Up Door & Roll-Up Side Window	1	
Cargo Container	West Parking Lot	10'-0" x 20'-0"x 8'-6"h Cargo Container w/ Roll-Up Door & Roll-Up Side Window	2	
Cargo Container	West Parking Lot	10'-0" x 20'-0"x 8'-6"h Cargo Container	1

EXHIBIT G -10-

Room Name	Room Number	FFE Description	Quantity	Disposition Comments
West 150 Baytech West Parking Lot	B51.N.X5.007	Back Up Generator	1	
West 160 Baytech West Parking Lot	West Parking Lot	Chargepoint Electric Vehicle Charging Stations (9 x CT4000 Dual Stations)	18	Need To Transfer Ownership Through Chargepoint
West 160 Baytech West Parking Lot	West Parking Lot	Dual Compartment Bike Lockers	2	
Compressor Pad	B51.N.X5.006	Atlas Copco Compressed Dry Air System (Compressor, Dryer, Receiver)	1

EXHIBIT G -11-

Offices and Conference Rooms			
Description	**Size**	**Occupancy Capacity**	**Quantity**
Office - First Floor	10'-0" x 12'-0"	3	7
Office - First Floor	8'-10" x 11'-9"	3	7
Office - Second Floor	10'-4" x 11'-4"	3	5
Office - Second Floor	10'-0" x 12'-0"	3	14
Office - Second Floor	10'-0" x 13'-0"	3	7
Office - Second Floor	10'-0" x 13'-8"	3	1
Offices - First Floor	10'-0"x12'-0"	3	5
Offices - First Floor	10'-0"x12'-3"	3	1
Offices - First Floor	10'-0"x12'-8"	3	1
Huddle - First Floor 150	10'-0"x12'-8"	3	1
Huddle - First Floor 150	10'-0"x12'-0"	3	2
Huddle - First Floor 150	9'-8"x15'-0"	3	1
Huddle - Second Floor 150	9'-9.5"x12'-0"	3	1
Huddle - Second Floor 150	9'-8.5"x11'-5"	3	1
Huddle - Second Floor 150	11'-0"x10'-0"	3	1
Huddle - Second Floor 150	10'-0"x13'-0"	3	2
Huddle - Second Floor 160	158 SF	3	1
Huddle - Second Floor 160	10'-0"x12'-0"	3	3
Huddle - Second Floor 160	9'-0"x12'-5"	3	2
Huddle - Second Floor 160	12'-2"x10'-0"	3	1
Phone Rooms - First Floor 150	5'-9" x 9'-6"	1	2
Phone Rooms - Second Floor 150	10'-9"x7'-0"	1	2
Phone Rooms - Second Floor 150	5'-8"x7'-8"	1	2
Phone Rooms - Second Floor 150	5'-10"x8'-6"	1	2
Phone Rooms - First Floor 160	7'-2"x8'-7.5"	1	2
150-1 Pier 39 Conf Room	186 SF	13	1
150-1 Fisherman's Wharf Conf Room	193 SF	14	1
150-1 Golden Gate Conf Room	401 SF	28	1
150-2 Mt Whitney Conf Room	452 SF	30	1
150-2 Kings Canyon Conf Room	427 SF	28	1
150-2 Yosemite Conf Room	427 SF	28	1
150-2 Lake Tahoe Conf Room	427 SF	28	1
150-2 Mariposa Grove Conf Room	194 SF	13	1
150-2 Bridal Veil Fall Conf Room	191 SF	13	1
150-2 El Capital Conf Room	194 SF	13	1
150-2 Glacier Point Conf Room	225 SF	15	1
150-2 Tuolumne Meadows Conf Room	219 SF	15	1
150-2 Sequoia Team Room	269 SF	18	1
150-2 Half Dome Team Room	217 SF	14	1
Innovation Center - First Floor	1635 SF	77	1
Training Room #1 - First Floor	1,079 SF	47	1
Training Room #2 - First Floor	1,796 SF	90	1
Training Room #3 - First Floor	1,587 SF	79	1
Collaboration - Second Floor	872 SF	27	1

EXHIBIT G -12-

160-1 Abele Conf Room	468 SF	33	1
160-2 Curie Conf Room	433 SF	29	1
160-2 Edison Conf Room	432 SF	29	1
160-2 Galileo Conf Room	491 SF	33	1
160-2 Shingo Conf Room	580 SF	N/A	1
160-2 Einstein Team Room	238 SF	16	1
160-2 Bath Conf Room	188 SF	13	1
160-2 Hopper Team Room	212 SF	15	1
160-2 Jackson Team Room	168 SF	13	1
160-2 Lun Team Room	161 SF	12	1
160-2 Geer Team Room	174 SF	13	1
Open Copy Center Area	45'-0" x 12'-9"	2	1
Open Bull Pen Area	58'-5" x 24'-5"	32	1
Agile Workstations	6'-0" x 4'-0"	1	2
150 Baytech First Floor Workstations*	6'-0" x 8'-0"	1	77
150 Baytech Second Floor Workstations*	6'-0" x 8'-0"	1	190
160 Baytech Second Floor Workstations*	6'-0" x 8'-0"	1	160

* Contents of workstations vary with the following mixture components:
-72"w x 29"d adjustable height desk
-36"w x 24"d x 28" fixed height side table
-15"w x 22"d x 22"h cushioned 2 drawer unit with casters
-24"w x 24"d x 54"h shelf/2-drawer/wardrobe unit
-18" diameter x 18"h ottoman
-Desk Chair
-36"w x 18"d x 17"h lateral file with cushion top
-36"w x 18"d x 28"h 2-drawer lateral file cabinet
-36"w x 18"d x 29" 2-drawer lateral file cabinet with cushion top
-66"w x 24"d x 28"h fixed height table
-36"w x 18"d 16"h open shelf unit
-No Components

EXHIBIT G -13-

TABLE OF CONTENTS
Page

(i)	]

EXHIBITS:
Exhibit A – Project Site Plan and Outline of the Premises
Exhibit B – Tenant Work Letter
Exhibit C – Acceptance Agreement
Exhibit D – Approved Hazardous Materials Exhibit
Exhibit E – Form of Tenant Estoppel
Exhibit F – Option Term(s)
Exhibit G – Prior Tenant's FF&E

(ii)

INDEX
Page(s)
Abatement Event    24
Abatement Event Notice    24
Additional Rent    7
Advocate Arbitrators    2
Agreed Interest Rate    14
Alterations    16
Approved Hazardous Materials    19
Approved Hazardous Materials Exhibit    20
Approved Holdover Period    36
Approved Working Drawings    Exhibit B
Arbitration Agreement    2
Architect    Exhibit B
Audit Notice    14
Bank    44
Bank Credit Threat    45
Bankruptcy Code    46
Base Building    17
Base Monthly Rent    6
Briefs    3
Broker(s)    43
Building    4
Building Structure    16
Building Systems    16
Class A Life Sciences Projects    2
Code    Exhibit B
Common Areas    5
Comparable Buildings    1
Comparable Transactions    1
Concessions    1
Constant Rate Equivalent Approach    2
Construction Drawings    Exhibit B
Contract    Exhibit B
Contractor    Exhibit B
Control,    35
Cosmetic Alterations    16
Cost Pools    12
Credit Rating Threshold    44
Deadline Date    6
Delay Notice    Exhibit B
Delivery Date    5
Deposit Period    47
EBITDA    48
Electronic Payment    14
Emergency Generator    24
Energy Disclosure Requirements    44
Engineers    Exhibit B
Environmental Questionnaire    19
Estimate    12
Estimate Statement    12
Estimated Project Expenses    12
Estoppel Certificate    36
Event of Tenant's Default    30
Excess    13
Existing Tenant    6

4882-4327-1429.4 377682.00004/3-4-22/bz/mem	(iii)	DIVCO [150-160 Baytech Dr.] [Procept BioRobotics Corporation]

Page(s)
Expense Year    8
Fair Market Rent Rate    1
FDIC    47
FF&E    13
Final Costs    Exhibit B
Final Space Plan    Exhibit B
Final Working Drawings    Exhibit B
Force Majeure    43
Full Base Rent Abatement    7
Full Base Rent Abatement Period    6
GAAP    48
Hazardous Material Laws    22
Hazardous Materials    22
Hazardous Materials Usage    20
HMBP Plan    19
HVAC    15
Incentives    44
Interim Cash Deposit    47
Landlord Cure Right    39
Landlord Delay    Exhibit B
Landlord Parties    21
Landlord Response Notice    1
Landlord’s Warranty    6
Landlord's Initial Statement    3
Laws    15
L-C Amount    44
LC Expiration Date    45
L-C Reduction Conditions    48
LC Replacement Notice    47
Lease Commencement Date    5
Lease Expiration Date    5
Lease Term    5
Lease Year    5
Lines    18
Losses    21
Mail    40
Net Worth    35
Neutral Arbitrator    2
Neutral Audit    14
Notices    40
Objectionable Name    39
OFAC    43
Operating Expenses    8
Option Conditions    1
Option Rent    1
Option Term    1
Option Terms    1
Original Improvements    25
Original Tenant    Exhibit F
Other Improvements    42
Outside Agreement Date    2
Over-Allowance Amount    Exhibit B
Partial Base Rent Abatement    7
Partial Base Rent Abatement Period    7

(iv)

Page(s)
Permitted Transferee    34
Permitted Transferee Assignee.    35
Plans Reminder Notice    Exhibit B
Prior Tenant's FF&E    4
Private Restrictions    15
Prohibited Person    43
Project    4
Project Expenses    11
Proposition 13    11
Real Property Taxes    11
Rebuttals    3
Receivership    47
Records    14
Reduction Date    48
Renovations    42
Rent    7
Rent Abatement    7
Rent Abatement Period    7
Review Period    14
Rules and Regulations    16
Ruling    3
Security Deposit Laws    46
Security Instruments    37
SNDA    37
Space Plan    Exhibit B
Space Plan Allowance    Exhibit B
Statement    12
Subject Space    32
Substantial Completion of the Tenant Improvements    Exhibit B
Summary    1
Superior Holders    37
Temporary Taking    29
Tenant Damage    6
Tenant Energy Use Disclosure    44
Tenant Improvement Allowance    Exhibit B
Tenant Improvement Allowance Items    Exhibit B
Tenant Improvements    Exhibit B
Tenant Parties    22
Tenant Signage    38
Tenant’s Security System    25
Tenant's Agents    18, Exhibit B
Tenant's Audit    14
Tenant's Initial Statement    3
Tenant's Rebuttal Statement    3
Tenant's Share    12
Tenant's Subleasing Costs    33
Transfer    32
Transfer Notice    32
Transfer Premium    33
Transferee    32
Unused L-C Proceeds    46

(v)